EXECUTION COPY

                        ASSET PURCHASE AND SALE AGREEMENT

         THIS ASSET PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of September 30, 2006, by and between TEXAS CAPITAL BANK, N.A., a national banking association ("Seller"), and TRANSNATIONAL FINANCIAL NETWORK, INC., a California corporation ("Buyer").
                                   WITNESSETH:

                  WHEREAS, Seller wishes to sell to Buyer and Buyer wishes to purchase from Seller substantially all of the assets of Seller's residential mortgage lending division (the "Business") upon the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:
I.        PURCHASE AND SALE OF ASSETS.
          ----------------------------
         A.        Sale of Assets.
                   ---------------
                  1. Assets. Seller shall cause to be sold, assigned, transferred, conveyed and delivered to Buyer, at the Closing (as defined herein), good and valid title to the Assets (as defined below), free of any encumbrances, on the terms and subject to the conditions set forth in this Agreement. For purposes of this Agreement, "Assets" shall mean and include all of the properties, rights, interest and other tangible and intangible assets of the Business (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles) required to operate the Business in the ordinary course of business. Without limiting the generality of the foregoing, the Assets specifically shall include those assets of the Business listed on Schedule I(A)(1) attached hereto and made a part hereof but shall not include the Excluded Assets (hereafter defined).

                  2. Excluded Assets. Ownership of the Assets of the Business set forth in Schedule I(A)(2) (the "Excluded Assets") shall not be transferred to Buyer and shall be retained by Seller following the consummation of the transactions contemplated by this Agreement.

                  3. Legally Restricted Assets. With regard to that portion of the Assets listed on Schedule I(A)(3), the sale of which is subject to regulatory restrictions and licensing requirements (the "Legally Restricted Assets"), the parties agree that Seller shall transfer ownership of the Legally Restricted Assets, or portions thereof, to Buyer at Partial Closing(s) (hereafter defined), each of which shall be held promptly after Buyer has satisfied the legal restrictions applicable to the transfer of the Legally Restricted Assets or portion thereof

                  4. Net Branches. Schedule 1(A)(4) lists Seller's so-called "net branches". Pursuant to the business arrangements between Seller and the net branches, the net branches are not contractually obligated to do business with Buyer after the date hereof. Notwithstanding the foregoing, Seller shall make good faith efforts to encourage the net branches to do business with Buyer after the date hereof.

                  5. Mortgage Loans. From time to time between the date hereof and the Closing, Seller may sell to Buyer, and Buyer may purchase from Seller, mortgage loans originated by Seller and typically sold by Seller to investors and servicers in the ordinary course of the Business (the "Mortgage Loans"). The terms and conditions of Buyer's purchase of any Mortgage Loans shall be governed by Seller's standard form of note purchase agreement.

         B. Liabilities. In connection with its purchase of the Assets, Buyer shall assume only those liabilities of Seller, if any, which are listed on
Schedule I(B)(1) attached hereto and made a part hereof (the "Assumed Liabilities"). Except as specifically set forth in this Section I(B), Buyer shall not be liable for any debt, obligation, claim or liability of Seller of any kind or description whatsoever, contingent or otherwise, known or unknown, whether incurred prior to, or for claims for events prior to Closing but paid subsequent to or at the Closing, all such unassumed liabilities being hereinafter collectively referred to as the "Retained Liabilities". Buyer shall assume the Assumed Liabilities at or prior to the Closing and, upon the assumption of the Assumed Liabilities, shall pay when due the Assumed Liabilities and shall perform executory obligations arising from the Assumed Liabilities after the assumption thereof pursuant to the express terms of those contracts, leases and agreements, if any, listed on Schedule I(B)(2) attached hereto and made a part hereof (the "Assumed Contracts and Leases").

II.       PURCHASE PRICE.
          ---------------

         A. Subject to the adjustment set forth in Section II(B) hereof, the purchase price (the "Purchase Price") payable by Buyer to Seller for the Assets shall be three million (3,000,000) shares of the voting common stock, no par value, of Buyer (the "Buyer Common Stock"), all of which shares shall be delivered as follows:

                  1. Promptly following the receipt from the American Stock Exchange ("AMEX") of approval of Buyer's Listing Application (as defined in
Section VI(F)(1)), Buyer shall deliver the following certificates:
                           (a) a certificate representing one million one
hundred thirty-three thousand six hundred forty-five (I,133,645) shares of the Buyer Common Stock issued in the name of Seller, which shall be delivered to Seller; and
                           (b) certificates representing the number of shares of
Buyer Common Stock shown opposite the name of each person shown in Schedule II(A)(1)(b) hereto the (the "Employees"), in the "Employee Shares to be Delivered at Signing" column of Schedule II(A)(l)(b), for an aggregate of five hundred seventy-five thousand (575,000) shares for all Employees, which shall be issued in the names of and delivered to the Employees; and
                           (c) a promissory note (the "Note") substantially in
the form of Exhibit F attached hereto, made by the Buyer to the order of the Seller in the original principal amount of Four Hundred Forty-Five Thousand Two Hundred Dollars and NO/100 Cents ($445,200.00), which shall be delivered to Escrow Agent (as hereafter defined) and shall be subject to the provision of Section II(A)(2). Buyer shall be required to exchange the Note for the Remaining Earn-out Shares (as hereafter defined) as provided in Section II(A)(2).

Concurrent with Buyer's delivery of the share certificates described in this
Section II(A)(1), Buyer and Seller shall execute and deliver two copies of each of (i) an escrow agreement substantially in the form of Exhibit B hereto (the "Escrow Agreement") with Bracewell & Giuliani LLP as the escrow agent (the "Escrow Agent") thereunder, and (ii) a stock put and call agreement substantially in the form of Exhibit C hereto (the "Put/Call Agreement").

                  2. Promptly after the receipt of the shareholder approval described in Section VI(F) (following the expiration of applicable SEC review periods or the receipt of SEC approval of the SEC filing described in the
Section VI(F)(2)), Buyer shall deliver all of the following items to Escrow
Agent:
                           (a) a certificate representing two hundred thirty
thousand three hundred fifty-five (230,355) shares of Buyer Common Stock issued in the name of Seller, which shares shall be subject to the earn-out as set forth in Section II(B) hereof and shall be referred to herein as the "Seller Initial Earn-out Shares";
                           (b) certificates representing the number of shares of
Buyer Common Stock shown opposite the name of each Employee in the "Employee Initial Earn-out Shares" column of Schedule II(A)(1)(b), and issued in the names of the Employees, for an aggregate of one hundred seven thousand (I07,000) shares of Buyer Common Stock, which shares shall be subject to the earn-out as set forth in Section II(B) hereof and shall be referred to herein as the "Employees Initial Earn-out Shares" (and, together with the Seller Initial Earn-out Shares, the "Initial Earn-out Shares");
                           (c) a certificate representing six hundred thirty-six
thousand (636,000) shares of Buyer Common Stock issued in the name of Seller, which shares shall be subject to the earn-out as set forth in Section II(C) hereof and shall be referred to herein as the "Seller Remaining Earn-out Shares"; and
                           (d) representing the number of shares of Buyer Common
Stock shown opposite the name of each Employee in the "Employee Remaining Earn-out Shares" column of Schedule II(A)(1)(b), and issued in the names of the Employees, for an aggregate of three hundred eighteen thousand (3I8,000) shares of Buyer Common Stock, which shares shall be subject to the earn-out as set forth in Section II(C) hereof and shall be referred to herein as the "Employees Remaining Earn-out Shares" (and, together with the Seller Remaining Earn-out Shares, the "Remaining Earn-out Shares").

The Initial Earn-out Shares and the Remaining Earn-out Shares collectively may be referred to herein as the "Earn-out Shares".

         B. If the gross revenues of the Business for the twelve (12) month period beginning on October I, 2006 and ending on September 30, 2007 (the "Initial Post-Closing Period") are greater than twenty percent (20%) of the gross revenues of the Business for the twelve (I2) month period beginning on October I, 2005 and ending on September 30, 2006 (the

"Comparison Period"), then Seller and the Employees shall be entitled to receive the Initial Earn-out Shares from Escrow Agent. If the gross revenues of the Business for the Initial Post-Closing Period do not exceed twenty percent (20%) of the gross revenues of the Business for the Comparison Period, then ownership of the Initial Earn-out Shares shall revert to Buyer. If the twenty percent (20%) threshhold under this Section II(B) is met prior to the conclusion of the Initial Post-Closing Period, then at the time such threshhold is met, Seller and the Employees shall become entitled to receive the Initial Earn-out Shares. Promptly following the satisfaction of the twenty percent (20%) threshh, if Buyer has delivered the Initial Earn-out Shares to Escrow Agent, then Buyer shall deliver a written notice to Escrow Agent directing Escrow Agent to release the Escrowed Shares to Seller and the Employees. If Buyer has not yet delivered the Initial Earn-out Shares to Escrow Agent then, in lieu of doing so, Buyer shall deliver the Initial Earn-out Shares to Seller and the Employees and shall notify Escrow Agent of such delivery.

         C. If the gross revenues of the Business for the twelve (I2) month period beginning on the date after the Closing Date (the "Final Post-Closing Period" and, together with Initial Post-Closing Period, the "Post-Closing Period") are greater than sixty percent (60%) of the gross revenues of the Business for the Comparison Period, then Seller and the Employees shall be entitled to receive the Remaining Earn-out Shares from Escrow Agent. If the gross revenues of the Business for the Final Post-Closing Period do not exceed sixty percent (60%) of the gross revenues of the Business for the Comparison Period, then ownership of the Remaining Earn-out Shares shall revert to Buyer.

         D. Buyer shall determine the gross revenues of the Business for the Post-Closing Period as soon as practicable but in any event no later than ten
(10) days after the conclusion of such period. On or before the tenth day following the conclusion of the Post-Closing Period, Buyer must deliver either
(I) a written notice to Escrow Agent, with a copy to Seller and to the Employees, directing Escrow Agent to release the Earn-out Shares to Seller and the Employees, or (2) a written notice to Seller containing the amount of the gross revenues of the Business for the Post-Closing Period and a statement that the gross revenues of the Business for the Post-Closing Period did not exceed sixty percent (60%) of the gross revenues of the Business for the Comparison Period.

                  1. If Seller wishes to dispute Buyer's calculation of the gross revenues of the Business for the Post-Closing Period, within five (5) days of the delivery date of the notice under Section II(C)(2), Seller must deliver to Buyer a written dispute notice. If Seller does not deliver a written dispute notice within the specified time frame, Buyer's calculation of the gross revenues of the Business for the Post-Closing Period shall be deemed to be final and binding on Seller, the Employees and Buyer, and Buyer may issue a written notice to Escrow Agent, with a copy to Seller, directing Escrow Agent to release the Escrowed Shares to Buyer.

                  2. Promptly upon receiving a written dispute notice from Seller, Buyer shall deliver to Seller a written report describing the basis for Buyer's calculation of the gross revenues of the Business for the Post-Closing Period and, upon Seller's request, shall make available to Seller such books and records of Buyer as may be necessary or appropriate to review the disputed calculation. The parties shall negotiate in good faith to resolve any differences with respect to a disputed calculation within ten (10) days of the delivery date of Seller's dispute notice. If the parties can not resolve their differences within the specified time frame, then Buyer and Seller

                                       4.

shall retain a mutually acceptable independent public accountant to calculate the gross revenues of the Business for the Post-Closing Period. The calculation of the independent public accountant shall be binding on Seller and Buyer. Seller and Buyer shall be jointly responsible for the payment of the fees and expenses of any independent public accountant retained under this Section II(C)(2). Promptly following receipt of the determination of the independent public calculation, Buyer and Seller jointly shall deliver a notice to Escrow Agent directing the release of the Escrowed Shares consistent with such determination.

         E. For the purposes of this Section II, the gross revenues of the Business for a fiscal period shall be determined in accordance with the standard accounting practices of Seller consistently applied, as such practices may be modified by this Section II(D).

                  1. Gross revenues of the Business for any period means interest accrued on loans, fees on loans and gains on the sale of loans during such period. As of the signing of this Agreement, the unadjusted gross revenues of the Business for the Comparison Period are $I7,060,000.

                  2. Gross revenues of the Business for the Comparison Period shall include revenues generated by all Assets of the Business, whether or not such Assets are transferred to Buyer concurrent with the execution of this Agreement, at a Partial Closing or at the Closing. Notwithstanding the preceding sentence, if any portion of the Assets is not transferred to Buyer hereunder because of Buyer's failure to obtain one or more licenses or regulatory approvals required by Section VI(A) hereof, with such Assets being referred to as the "Non-Transferred Assets", then revenues generated by such Non-Transferred Assets shall be excluded from the calculations of the gross revenues of the Business for the Comparison and Post-Closing Periods under this Section II.

                  3. Revenues generated from Seller's business relationships with net branches which do not do business with Buyer after the date hereof ("Non-Transferred Net Branches") shall be included in the calculation of gross revenues of the Business for the Comparison Period. Buyer shall make good faith and commercially reasonable efforts to replace the business attributable to the Non-Transferred Net Branches by entering into business arrangements with new net branches ("Replacement Net Branches"), and revenues generated from Buyer's business relationships with Replacement Net Branches will be included in the calculations of the gross revenues of the Business for the Post-Closing Period.

                  4. If this Agreement is terminated in accordance with Section XII hereof, then gross revenues of the Business for the Post-Closing Period shall be calculated for the twelve (12) month period following the Termination Date.

III. REPRESENTATIONS AND WARRANTIES OF SELLER.
     -----------------------------------------

         Seller makes the following representations and warranties to Buyer on and as of the date of signing this Agreement, which shall be equally true on the Closing Date as though made on such date, and only through such date.

         A. Organization and Qualification. Seller is a national banking association organized, validly existing and in good standing under the laws of the United States of America and the regulations of the Office of the Comptroller of the Currency (the "OCC"), is qualified and in good standing in each state where the nature of its business requires it to be so qualified, and has the requisite power and authority to own, lease and operate its properties including the Assets and to carry on the Business as now being conducted. Seller has the power and authority to execute and deliver this Agreement and to consummate the transactions and perform its obligations contemplated by this Agreement.

         B. Authority. The execution and delivery of, and the consummation of the transactions contemplated by, this Agreement (and all other agreements & instruments to be executed by them in connection herewith) have been duly authorized by all necessary corporate action of Seller. This Agreement constitutes, and all instruments required to be executed and delivered by Seller at the Closing will constitute, the valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms. All persons who have executed this Agreement on behalf of Seller have been duly authorized to do so by all necessary corporate action of Seller, and all persons who execute instruments required to be executed and delivered by Seller at the Closing shall have been duly authorized to do so by all necessary corporate action of Seller. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any agreement or instrument to which Seller is a party or by or to which Seller or any of the Assets may be bound or subject or affected; (ii) result in the creation of any lien, charge or encumbrance upon any of the Assets pursuant to the terms of any agreement or instrument to which Seller is a party or by or to which Seller or any of the Assets may be bound or subject or affected; (iii) violate any judgment, order, injunction, decree or award against, or binding upon, Seller or upon the securities, property or business of Seller; or (iv) to the best knowledge of Seller (and assuming that Seller and Buyer execute and deliver the Put/Call Agreement), constitute a violation by Seller of any law or regulation of any jurisdiction, to an extent that such violation or result will adversely affect the Assets or Buyer's rights thereto or enjoyment thereof after Closing.

         C. Title to and Condition of Assets. Seller has as of the date of this Agreement, and will have as of the Closing, good and valid title to each of the Assets being sold or transferred by it, and the absolute power and right to sell, assign, transfer and deliver the Assets to Buyer without the requirement of notice to or consent or approval of any third party, free and clear of any lien, security interest, or encumbrance except as described on Schedule III(C)(1), attached hereto and made a part hereof. Attached hereto as Schedule III(C)(2) is a complete and accurate list of all vehicles, equipment and other properties, if any, including real property, used in the operation of the Business of Seller which are leased from third parties, and Seller has furnished to Buyer true and complete copies of all leases relating to such vehicles, equipment, real property and other properties.

         D. Filing of Tax Returns and Payment of Taxes. Seller will have duly filed all federal, state and local tax returns required to be filed through the Closing Date with respect to the Business and the Assets and, except as otherwise stated herein, has duly paid all taxes, interest, assessments, penalties or charges which have become due pursuant to such returns. Seller has also paid all other assessments or taxes of every kind relating to the Business and the Assets to the extent that the same have become due and payable. All sales or other transfer taxes payable to any jurisdiction by reason of the sale and transfer of the Assets pursuant to this Agreement shall be paid by Seller, except that Buyer will pay any sales taxes assessed or charged incident to the purchase and sale of vehicles sold as a part of this transaction.

         E.        Compliance with Laws and Agreements.

                  1. Seller operates the Business in the states listed in
Schedule III(E) attached hereto and made a part hereof.

                  2. The operations of the Business have not violated and are not now in violation of any judgment, order, injunction, award or decree.

                  3. Seller has not received any notice that the Business is in violation of any law, ordinance or regulation, which violation could have a material adverse affect on the Business.

                  4. Seller has performed all material obligations required to be performed by it under any lease, license, mortgage, note, indenture, loan or other instrument, document, or agreement relating to the Business, to which Seller is a party or by or to which it or any of the Assets is bound or subject or affected.

         F. Contracts. Except as described in Schedule III(F) or other Schedules to this Agreement, Seller is not a party to (in its own name or as successor in interest to any predecessor) or bound by any of the following, whether written or oral, relating to the Business or properties of Seller used in the Business:
                  1. contract not made in the ordinary course of the Business;
                  2. employment or advisory contract or consulting contract;
                  3. lease with respect to any property (real, personal or mixed), whether as lessor or lessee;
                  4. continuing contract for the future purchase of materials, supplies, equipment or services;
                  5. single contract for expenditures or commitment for expenditures in excess of $5,000 or in any amount extending beyond one year after the Closing Date;
                  6. contract not cancelable without penalty by either party upon thirty (30) or a lesser number of days' notice;
                  7. contract containing covenants limiting the freedom of Seller to compete in the Business;

                  8. agreement with any officer, director or Shareholder of Seller; or
                  9. any written contract or agreement of any other kind relating to the Business or properties of Seller which involves a value of $5,000 or more or a time of performance of more than one year.

True and complete copies of all contracts referenced in the preceding sentence have been furnished to Buyer. To the best of Seller's knowledge, there does not now exist, nor will there exist at closing, any default or event which, with passage of time or notice or both, would constitute an event of default by Seller under any contract related to the Assets or the Business, which would have a material adverse affect on the Business.

         G. Financial Statements; Absence of Material Adverse Changes. Seller has delivered to Buyer the following financial statements (collectively, the "Financial Statements"); (a) the audited balance sheets of Seller as of December 31, 2005, the related statements of income and retained earnings and cash flows, the notes thereto and the report of Ernst & Young with respect thereto; and (b) the balance sheet of Seller as of June 30, 2006 (the "Unaudited Interim Balance Sheet"), and the related statements of income and retained earnings and cash flows for the six months then ended. The Financial Statements are accurate and complete in all respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the Unaudited Interim Balance Sheet does not have notes) and present fairly the financial position of Seller as of the respective dates thereof and are the results of operations and cash flows of Seller for the periods covered thereby. Seller hereby certifies that there are no financial transactions, assets or liabilities, fixed or contingent, which individually or collectively represent a significant claim or liability against the Business or the Assets, which are not disclosed or set forth in the Financial Statements. Seller further certifies that, since December 31, 2005, Seller has not entered into any transaction with respect to its operation (other than this Agreement) not in the ordinary course of the Business, and there has not been any change in the Assets the effect of which was or will be in any case, or in the aggregate, materially adverse to the Business.

         Seller agrees to allow access to all financial and other information necessary for Buyer and its agents to perform a complete audit of the Business, and not Seller as a whole, prior to Closing. Seller does not hereby make any representations or warranties, nor shall Seller be deemed to make or to have made any representations or warranties, as to the accuracy, completeness or correctness of any pro forma financial statements or financial forecasts with respect to the Business which Buyer and Seller may prepare jointly, or severally, between the date of this Agreement and the Closing.

         H. Legal and Administrative Proceedings. Schedule III(H) to this Agreement contains a complete and accurate list and description of each of the following: all suits, actions, administrative proceedings, workers compensation claims or proceedings, governmental investigations, arbitrations, mediations or other similar proceedings relating to the Business, to which Seller is a party or against or affecting the Business or the Assets and of which Seller has received notice, and each judgment, order, injunction, decree or award (whether rendered by a court, administrative agency, or by arbitrator) relating to the Business, to which such Seller is a party or against or affecting the Business or the Assets properties (such suits, actions, administrative proceedings, governmental investigations, arbitrations or similar proceedings, and judgments, orders, injunctions, decrees or awards being hereinafter referred to as "Legal Proceedings").

         I. Insurance. Schedule III(I) to this Agreement contains a complete and accurate list and description of all insurance policies of Seller presently in effect with respect to the Business and the Assets, copies of which shall be delivered to Buyer upon request.

         J. Patents, Trademarks and Trade Names. Schedule III(J) to this Agreement contains a complete and accurate description of all trademarks (including service marks), trademark registrations, and applications therefore, trade names, copyrights and copyright registrations, and applications therefore, patents, patent applications and patent licenses owned by Seller and used in connection with the Business. In the operation of the Business, to the best of Seller's knowledge, Seller is not infringing upon, or otherwise violating the rights of any third party with respect to, any trademark, service mark, trade name, copyright or patent. Seller has not received notice of any proceedings instituted or threatened, or any claim, against Seller alleging any such infringement or violation.

         K. No Labor Activity; Employees. None of Seller's employees are represented as of the date of this Agreement by any unit or group as his or his representative for collective bargaining or other labor purposes and no such representation will exist as of the Closing. Seller has not received notice of any (i) charges of unfair labor practices or of employment discrimination against Seller, or (ii) of any union representation questions which involve any of Seller's employees which are pending or threatened before any governmental agency or authority. Seller is not currently, nor during the past twenty-four
(24) months has it been, involved in any labor discussion with any unit or group seeking to become the bargaining unit for any of its employees.

         L. No Change in Conduct of Business. Since June 30, 2006, there has been no material change in the manner in which Seller conducts the Business.

         M. Customers. Seller has made available to Buyer information concerning each and every person, company or other entity, including contact address, to whom or which Seller has provided any Business services in the twelve (I2) months immediately preceding the date of this Agreement and every person, company or other entity with which Seller has an agreement to provide Business services after the date hereof.

         N. No Broker or Finder. Seller represents and warrants to Buyer that no broker, finder or other financial consultant has acted on Seller's behalf in connection with this Agreement or the transactions contemplated by this Agreement.

IV. REPRESENTATIONS AND WARRANTIES OF BUYER.
    ----------------------------------------

         Buyer makes the following representations and warranties on and as of the date of signing this Agreement, which shall be equally true on the Closing Date as though made on such date, and only through such date:

         A. Corporate Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions and perform its obligations contemplated by this Agreement.

         B. Authority. The execution delivery and consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action of Buyer. This Agreement constitutes, and all instruments required to be executed and delivered by Buyer at the Closing will constitute, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. All persons who have executed this Agreement on behalf of Buyer have been duly authorized to do so by all necessary corporate action of Buyer, and all persons who execute instruments required to be executed and delivered by Buyer at the Closing shall have been duly authorized to do so by all necessary corporate action of Buyer. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) violate any provision of the Charter or By-Laws of Buyer, (ii) violate any contract or agreement to which Buyer is a party or by or to which Buyer may be bound or subject or affected, or any judgment, order, injunction, decree or award against, or binding upon, Buyer or upon the securities, property or business of Buyer, which violation would prevent the consummation of the transactions contemplated by this Agreement or
(iii) constitute a violation by Buyer of any law or regulation of any jurisdiction.

         C. Compliance with Laws. Buyer is required to be licensed or to obtain regulatory approval in order to undertake the operation of the Business and/or ownership of the Assets in the states listed in Schedule IV(C)(1) and has obtained the required licenses and regulatory approvals as listed in Schedule IV(C)(2).

         D. Buyer Common Stock. The Buyer Common Stock consists of twenty million (20,000,000) authorized shares, no par value, of which six million eight hundred thirty-eight thousand one hundred sixty (6,838,I60) shares were issued and outstanding as of September 29, 2006. Each share of the Buyer Common Stock is validly issued and outstanding, fully paid and non-assessable and was not issued in violation of the preemptive rights of any person or entity. All issuances, sales, and repurchases by Buyer of shares of the Buyer Common Stock have been effected in compliance with applicable laws, rules and regulations including without limitation applicable federal and state securities laws. Each of the three million (3,000,000) shares of Buyer Common Stock to be delivered as the Purchase Price for the Assets is unregistered and has been (or will be) issued hereunder pursuant to an exemption from such laws and regulations.

         E. Financial Statements; Absence of Material Adverse Changes. Buyer has delivered to Seller the following financial statements (collectively, the "Buyer Financial Statements"); (a) the audited balance sheets of Buyer as of April 30, 2006, the related statements of income and retained earnings and cash flows, the notes thereto and the report of Buyer's independent auditor with respect thereto; and (b) the balance sheet of Buyer as of July 3I, 2006 (the "Buyer Unaudited Interim Balance Sheet"), and the related statements of income and retained earnings and cash flows for the six months then ended. The Buyer Financial Statements are accurate and complete in all respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the Buyer Unaudited Interim Balance Sheet does not have notes) and present fairly the financial position of Buyer as of the respective dates thereof and are the results of operations and cash flows of Buyer for the periods covered thereby. Buyer hereby certifies that there are no financial transactions, assets or liabilities, fixed or contingent, which individually or collectively represent a significant claim or liability against Buyer, its business operations or its assets which are not disclosed or set forth in the Buyer Financial Statements.

         F. Legal and Administrative Proceedings. Except as set forth in
Schedule IV(F) to this Agreement, neither Buyer nor any of its business operations or assets are subject to any of the following:

                  1. suits, actions, administrative proceedings, workers compensation claims or proceedings, governmental investigations, arbitrations, mediations or other similar proceedings relating to Buyer's business operations or assets, to which Buyer is a party or against or affecting Buyer's business operations or assets and of which Buyer has received notice; and

                  2. judgments, orders, injunctions, decrees or awards (whether rendered by a court, administrative agency, or by arbitrator) to which such Buyer is a party or against or affecting Buyer's business operations or assets.

V. SELLER'S COVENANTS.
   -------------------
         Seller agrees that:


         A. Conduct of Business. Except as contemplated by this Agreement, between the date of this Agreement and the Closing Date, Seller shall conduct the Business in the ordinary course and shall preserve substantially intact the Business, keep available the services of its present officers and employees and preserve in all material respects its present Business relationships, financing arrangements and goodwill. As the Assets are transferred to Buyer hereunder, Seller shall facilitate the transfer of the employment of the Business employees to Buyer's employ.

         B. Outsourcing Services. To facilitate Buyer's acquisition of the Assets and operation of the Business, Seller shall provide to Buyer the operational and processing services as described in and in accordance with the terms and provisions of a Services Agreement between Seller and Buyer substantially in the form of Exhibit A hereto.

         C. Leased Space. To facilitate Buyer's acquisition of the Assets and operation of the Business, Seller shall sublease to Buyer office space at the present principal locations of the Business in Dallas, Texas and Austin, Texas as described in and in accordance with the terms and provisions of one or more sublease agreements (the "Subleases") between Seller and Buyer to be executed and delivered by Seller and Buyer as soon as practicable following the execution and delivery hereof In addition to representations, warranties, covenants and indemnifications typical for subleases of commercial office space, the Subleases shall contain the general business terms set forth in Schedule V(C) hereto.

         D. Insurance. Between the date hereof and the Closing, Seller shall maintain in force full insurance for all public liabilities and claims. Seller acknowledges and agrees that Buyer will not provide insurance for or indemnify or defend Seller or any of Seller's officers, directors, agents or employees from any claims or damages for acts or omissions arising prior to the date of Closing.

         E. Litigation. Between the date hereof and the Closing Date, Seller shall notify Buyer in writing of any and all Legal Proceedings pending, filed, asserted or threatened by or against Seller and related to the Business or the Assets which are not described in Schedule III(H) hereto, immediately upon receiving notice of such matters.

         F. Notice of Change. Between the date of this Agreement and the Closing Date, Seller shall notify Buyer in writing immediately of the occurrence or existence of any fact, event or circumstance which renders untrue, inaccurate, incomplete or misleading in any respect any warranty or representation or other disclosure previously made by Seller to Buyer or which will constitute or cause a failure to satisfy any condition of Buyer's obligations to consummate the transactions contemplated hereby (including without limitation any material damage to any Assets which are tangible).

         G. Access for Buyer. Between the date hereof and the Closing Date, in order to permit Buyer to audit and evaluate the books and records of the Business, Seller shall give Buyer's representatives full access, upon reasonable notice and during normal business hours, to all the assets, properties, books, records, agreements and commitments of Seller pertaining to the Business, furnish Buyer's representatives during such period with all such information concerning the affairs of the Business as Buyer may reasonably request and cause Seller's employees and outside experts and advisors to render to the representatives of Buyer, such cooperation and assistance in connection with their investigations of the assets, properties, books, records, agreements and commitments and other information concerning the affairs of the Business as Buyer may reasonably request, including, without limitation, information required to be delivered in connection with any audit of the Business conducted in accordance with Section VI(F)(3) hereof.

VI. BUYER'S COVENANTS.

         Buyer agrees that:


         A. Regulatory Licenses and Approvals. Promptly after its execution and delivery of this Agreement, Buyer shall take all steps necessary and appropriate to obtain all of the licenses and regulatory approvals set forth in Schedule IV(C)(1), all of which licenses and regulatory approvals shall be obtained by Buyer no later than March I5, 2007. Buyer acknowledges and agrees that Seller may not transfer, and Buyer may not acquire, ownership of certain of the Assets unless Buyer has obtained legally required licenses and regulatory approvals. Buyer shall provided to Seller a written monthly report, on the first business day of each month, which report shall describe the licenses and regulatory approvals obtained during the calendar month preceding the date of the report.

         B. Confidentiality. Buyer shall, and shall cause Buyer's officers, employees, representatives, consultants and advisors through the Closing, to hold in confidence all confidential information in the possession of Buyer concerning Seller and the Business of Seller. Buyer will not release or disclose any such information to any person other than Seller and authorized representatives. If the transactions contemplated by this Agreement shall not be consummated, all such confidential information shall immediately thereafter be returned to Seller. Notwithstanding the foregoing, the confidentiality obligations of this Section VI(A) shall not apply to information:

                  1. which Buyer is compelled to disclose by judicial or administrative process, or, in the opinion of counsel, by other mandatory requirements of law;

                  2. which can be shown to have been generally available to the public other than as a result of a breach of this Section VI(B); or

                  3. which can be shown to have been provided to Buyer by a third party who obtained such information other than as a result of a breach of this Section VI(B).

         C. Notice of Change. Between the date of this Agreement and the Closing Date, Buyer shall notify Seller in writing immediately of the occurrence or existence of any fact, event or circumstance which renders untrue, inaccurate, incomplete or misleading in any respect any warranty or representation or other disclosure previously made by Buyer to Seller or which will constitute or cause a failure to satisfy any condition of Seller's obligations to consummate the transactions contemplated hereby.

         D. Restrictions on Buyer Common Stock. All of the shares of Buyer Common Stock to be issued as the Purchase Price hereunder shall be unregistered and subject to restrictions on sale by Seller under Securities and Exchange Commission ("SEC") Rule 144, for a period of up to two (2) years after the date hereof. Notwithstanding the foregoing and provided that Seller bears all applicable legal fees and expenses and filing costs, Buyer agrees that at any time after the date hereof Seller may require Buyer to file with the SEC an S-3 similar registration statement with respect to the shares of Buyer Common Stock comprising the Purchase Price. In addition, from and after the date hereof, with respect to the shares of Buyer Common Stock comprising the Purchase Price, Buyer hereby grants and Seller shall have incidental ("piggy-back") registration rights in connection with any future registration and/or other public offering of Buyer Common Stock under applicable federal or state securities laws.

         E. Employee Benefits. With respect to each current employee of Seller who is retained by Buyer in connection with Buyer's acquisition of the Business (each a "Business Employee"), Buyer shall provide to each such Business Employee insurance, retirement and other employment benefits comparable to the employment benefits Seller provides to such Business Employees on the date hereof. With respect to any Business Employee who is hired by Buyer and whose employment subsequently is terminated by Buyer, regardless of the reason for termination, Buyer shall be fully responsible for any financial, legal and other benefits to which each such terminated Business Employee may be entitled as a result of such termination, including, but not limited to, COBRA and unemployment insurance.

         F.        AMEX and SEC Filings; Related Financial Audit.
                   ----------------------------------------------
                  1. Promptly following the signing of this Agreement, Buyer shall file with the AMEX a listing application (the "Listing Application") with respect to the issuance of the shares of Buyer Common Stock described in Section II(A)(I) hereof. Buyer shall take all commercially reasonable actions to ensure that the Listing Application complies in all respects with applicable AMEX requirements and shall respond promptly to any request or requirement of the AMEX in connection with the Listing Application.

                  2. Buyer shall take all commercially reasonable actions to file with the SEC, as soon as practicable following the signing of this Agreement, a proxy on Schedule 14A or an information statement on Schedule I4C (or other equivalent form or filing) and obtain shareholder approval (as required by rules and regulations of the AMEX) with respect to the issuance of the shares of Buyer Common Stock described in Section II(A)(2) hereof.

                  3. In connection with the filing that Buyer shall make under
Section VI(F)(2), the rules and regulations of the SEC may require Buyer to submit audited financials of the Business for one or more quarterly or annual fiscal periods. Buyer may retain the public accounting firm of its choice to perform the audit, which audit shall be limited to the fiscal periods specifically required by the applicable SEC rules and regulations. Buyer shall be responsible for and shall bear all fees, costs and expenses associated with any audit to be performed under this Section VI(F)(3). Buyer shall and shall cause its representatives to take steps to minimize the disruption to Seller's operations during the course of any audit under this Section VI(F)(3). Consistent with its obligations under Section V(G).Seller shall cooperate with any audit conducted in accordance with this Section VI(F)(3).

VII. CLOSING; CLOSING DATE.
         A. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place promptly upon the satisfaction of all conditions to each party's obligations under this agreement, but in any event no later than March 31, 2007, at 2:00 p.m. at the offices of Hermes Sargent Bates, LLP, Dallas, Texas (the date and time of the Closing being referred to in this Agreement as the "Closing Date"). Notwithstanding the foregoing, some of the Assets may be sold by Seller and purchased by Buyer prior to the Closing Date at times and locations mutually agreeable to the parties, with each such sale being referred to herein as a "Partial Closing".

         B. Further Assurances. From the effective date hereof and after the Closing, each party hereto shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws to cause the transactions contemplated by this Agreement and the other ancillary agreements to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of government agencies and third parties and to make all filings with and give all notices to government agencies and third parties that may be necessary or reasonably required to effect the transactions contemplated by this Agreement and the other ancillary agreements. The parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and the other ancillary agreements and to vest in Buyer good and marketable title to the Assets and to vest in Seller the Purchase Price. The parties shall cooperate with each other (a) in determining whether any action by or in respect of, or filing with, any governmental entity or self regulatory organization is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and the ancillary agreements and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

VIII. DELIVERIES BY SELLER.
      ---------------------

         A. Concurrent with Seller's execution and delivery of this Agreement, Seller shall execute and deliver or cause to be delivered to Buyer:

                  1. The Schedules containing the information required to be provided by Seller hereunder;

                  2. Two (2) original, signed copies of the Services Agreement;

                  3. Two (2) original, signed copies of a certificate of the secretary of the Seller certifying as to resolutions adopted by the Board of Directors of Seller approving the sale of substantially all of the assets of the Business to Buyer; and

                  4. A Certificate of Good Standing or Certificate of Existence from the OCC certifying the existence of Seller as of a recent date prior to the Closing.

In the event that Buyer shall acquire any portion of the Assets or shall assume any of the Assumed Liabilities and/or Assumed Contracts and Leases concurrent with the execution of this Agreement, subject to the terms and conditions of this Agreement, Seller also shall execute and deliver or cause to be delivered to Buyer the following documents:

                  5. Two (2) original Bills of Sale in the form of Exhibit D hereto, endorsements, assignments and any other documents or instruments as may be necessary or appropriate (in the reasonable judgment of Buyer or its counsel) to assign, convey, transfer, and deliver to Buyer good and valid title, free of any encumbrances, to that portion the Assets being transferred to Buyer concurrent with the execution of hereof;

                  6. All other instruments of conveyance as shall be necessary, in the reasonable opinion of Buyer and its counsel, to transfer to Buyer that portion of the Assets being transferred to Buyer concurrent with the execution of hereof, duly executed and acknowledged by Seller and, if necessary, in recordable form;

                  7. Business records and customer lists, commitments and rights pertaining to the Assets being transferred to Buyer concurrent with the execution hereof;

                  8. Assignments of any licenses and assumption agreements for any Assumed Contracts and Leases being assumed by Buyer concurrent with the execution hereof, such assignments and assumption agreements to be in such form as may be reasonably necessary in discretion of Buyer and Seller to ensure that Buyer shall have the full benefit of such rights and full liability for such obligations following the assignment and assumption thereof; 9. All of the documents evidencing any Assumed Liabilities to be assumed by Buyer concurrent with the execution hereof; and 10. Such other documents or deliveries as Buyer may reasonably request of Seller.

         B. Subject to the terms and conditions of this Agreement, at each Partial Closing with respect to the portion of the Assets to be transferred to Buyer at such Partial Closing, Seller shall execute and deliver or cause to be delivered to Buyer:

                  1. The documents set forth in Section VIII(A)(5) - (I0), as appropriate;

                  2. Written updates to the Schedules as of the date of the Partial Closing; and

                  3. A certificate (a "Seller Closing Certificate") setting forth the representations and warranties of Seller that (A) each of the representations and warranties made by Seller in this Agreement was accurate in all respects as of the date of this Agreement, (B) except as expressly set forth in the Seller Closing Certificate, each of the representation and warranties made by Seller in this Agreement is accurate in all respects as of the date of the Partial Closing as if made on such date, (C) each of the covenants and obligations of Seller is required to have complied with or performed pursuant to this Agreement at or prior to the Partial Closing has been duly complied with and performed in all respects, (D) expect as expressly set forth in the Seller Closing Certificate, each of the conditions set forth in Section X has been satisfied in all respects.

         C. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall execute and deliver or cause to be delivered to Buyer:

                  1. Two (2) original Non-competition Agreements with Buyer in the form of Exhibit E hereto;

                  2. The documents set forth in Section VIII(A)(5) - (I0), as appropriate;

                  3. Written updates to the Schedules as of the Closing Date;

                  4. A Seller Closing Certificate containing the information required by Section VIII(B)(3) with reference to the Closing Date; and

                  5. All other agreements and documents required by this Agreement not previously delivered by Seller to Buyer.



                     [THIS SPACE INTENTIONALLY LEFT BLANK.]

IX. DELIVERIES BY BUYER.
    --------------------

         A. Concurrent with Buyer's execution and delivery of this Agreement, Buyer shall execute and deliver or cause to be delivered to Seller:

                  1. A Certificate of Good Standing or Certificate of Existence from the California Secretary of State certifying the existence and good standing of Seller as of a recent date prior to the Closing;

                  2. Two (2) original, signed copies of a unanimous written consent or certified copies of resolutions of the Board of Directors of Buyer approving the purchase of the Business and the Assets from Seller;

                  3. The Schedules containing the information required to be provided by Buyer hereunder; and


                  4. Two (2) original, signed copies of the Services Agreement.

In the event that Buyer shall acquire any portion of the Assets or shall assume any of the Assumed Liabilities and/or Assumed Contracts and Leases concurrent with the execution of this Agreement, subject to the terms and conditions of this Agreement, Buyer also shall execute and deliver or cause to be delivered to Seller the following documents:

                  5. Assumption agreements for any licenses, any Assumed Contracts and Leases and any Assumed Liabilities being assumed by Buyer concurrent with the execution hereof, such assumption agreements to be in such form as may be reasonably necessary in discretion of Seller to ensure that Buyer shall have the full benefit of such rights and full liability for such obligations following Buyer's assumption thereof; and

                  6. Such other documents or deliveries as Seller may reasonably request of Buyer.

         B. Subject to the terms and conditions of this Agreement, at each Partial Closing with respect to the portion of the Assets to be transferred to Buyer at such Partial Closing, Buyer shall execute and deliver or cause to be delivered to Seller:

                  1. The documents set forth in Section IX(A)(5) - (6), as appropriate;

                  2. Written updates to the Schedules as of the date of the Partial Closing; and

                  3. A certificate (the "Buyer Closing Certificate") setting forth the representations and warranties of Buyer that (A) each of the representations and warranties made by Buyer in this Agreement was accurate in all respects as of the date of this Agreement, (B) except as expressly set forth in the Buyer Closing Certificate, each of the representation and warranties made by Buyer in this Agreement is accurate in all respects as of the date of the Partial Closing Date as if made on such date, (C) each of the covenants and obligations of Buyer is required to have complied with or performed pursuant to this Agreement at or prior to the Partial Closing has been duly complied with and performed in all respects, (D) expect as expressly set forth in the Buyer Closing Certificate, each of the conditions set forth in
Section XI has been satisfied in all respects.

         C. At the Closing, Buyer shall execute and deliver or cause to be delivered to Seller:

                  1. Two (2) original, signed copies of the Non-Competition Agreement;

                  2. The documents set forth in Section IX(A)(5) - (6), as appropriate;


                  3. Written updates to the Schedules as of the Closing Date;


                  4. A Buyer Closing Certificate containing the information required by Section IX(B)(3) with reference to the Closing Date; and


                  5. All other agreements and documents required by this Agreement not previously delivered by Buyer to Seller.

X. CONDITIONS TO OBLIGATIONS OF BUYER.
   -----------------------------------

         The obligation of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment on or prior to the Closing Date of the following conditions:

         A. Authorization. Seller shall have the corporate power and authority to consummate the transactions and perform its obligations contemplated by this Agreement.

         B. Notices; Consents. All requisite notice to and consents, permits, licenses and authorizations of third parties, including but not limited to governmental or other regulatory agencies, required in the reasonable discretion of Buyer's counsel to be given or received, as the case may be, by or on the part of Seller or Buyer for the consummation of the transactions contemplated by this Agreement shall have been given or obtained.

         C. Representations and Warranties True. The representations and warranties of Seller contained in this Agreement or in the Schedules hereto shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent expressly waived by Buyer in writing or as effected by transactions contemplated by this Agreement.

         D. Compliance with Covenants. Seller shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

         E. Litigation. No action or proceeding shall be pending or threatened before any court or governmental body to restrain or prohibit (or which would have the effect of restraining or prohibiting), or to obtain damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

         F. Delivery of Documents and Agreements. Seller shall have executed and delivered or caused to be delivered to Buyer all of the documents and agreements set forth in Section VIII(C).


         G. Documents. All documents and proceedings of Seller in connection with the transactions contemplated by this Agreement shall be as to form and substance reasonably satisfactory to Buyer and its counsel.

XI. CONDITIONS TO OBLIGATIONS OF SELLER.
    ------------------------------------

         The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment on or prior to the Closing Date of the following conditions:

         A. Authority. Buyer shall have the corporate power and authority to consummate the transactions and perform its obligations contemplated by this Agreement.

         B. Notices; Consents. All requisite notice to and consents, permits, licenses and authorizations of third parties, including but not limited to governmental or other regulatory agencies, required in the reasonable discretion of Seller's counsel to be given or received, as the case may be, by or on the part of Seller or Buyer for the consummation of the transactions contemplated by this Agreement shall have been given or obtained.

         C. Representations and Warranties True. The representations and warranties of Buyer contained in this Agreement or in the Schedules hereto shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent expressly waived by Seller in writing or as effected by transactions contemplated by this Agreement.

         D. Compliance with Covenants. Buyer shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

         E. Litigation. No action or proceeding shall be pending or threatened before any court or governmental body to restrain or prohibit (or which would have the effect of restraining or prohibiting), or to obtain damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

         F. Exemption from Registration. Buyer shall have provided to Seller evidence satisfactory to Seller and its counsel that each of the three million (3,000,000) shares of Buyer Common Stock to be delivered hereunder as the Purchase Price for the Assets is unregistered and has been (or will be) issued hereunder pursuant to exemption(s) from applicable federal and state securities laws and regulations.

         G. Delivery of Documents and Agreements. Buyer shall have executed and delivered or caused to be delivered to Seller all of the documents and agreements set forth in Section IX(C).

         H. Documents. All documents and proceedings of Buyer in connection with the transactions contemplated by this Agreement shall be as to form and substance reasonably satisfactory to Seller and its counsel.

XII. TERMINATION.
     ------------

         A. In the event that Buyer does not satisfy its obligations under
Section VI(A) hereof on or before March 31, 2007, then Seller may terminate this Agreement by providing to Buyer written notice of such termination, with such termination to be effective as of the date of the notice (the "Termination Date"). Notwithstanding the foregoing, during the period from March I5, 2007 to March 28, 2007, Buyer may deliver to Seller a written request that Seller extend the term of this Agreement and, if Seller determines, in its reasonable discretion, that Buyer is acting in good faith and is taking all commercially reasonable steps to obtain the licenses and regulatory approval described in
Section VI(A) and Schedule IV(C)(I) hereof, Seller shall not unreasonably withhold its agreement to extend the term hereof.

         B. The following shall apply if this Agreement is terminated in accordance with this Section XII:


                  1. Buyer shall be entitled to retain any portion of the Assets purchased from Seller on or prior to the Termination Date;

                  2. Buyer shall remain obligated under all Assumed Liabilities and Assumed Contracts and Leases which Buyer assumed on or prior to the Termination Date;

                  3. Seller shall be entitled to retain any portion of the Assets not purchased by Buyer on or prior to the Termination Date;

                  4. All agreements executed in connection herewith, including but not limited to the Sublease Agreement, the Services Agreement and the Non-Competition Agreement, shall remain in effect following the Termination Date in accordance with their respective terms; and

                  5. Except as set forth in Section II, which shall remain in effect following any termination hereof, Buyer shall not be entitled to the refund of any portion of the Purchase Price.

XIII. GENERAL AND MISCELLANEOUS.
      --------------------------

         A. Broker or Finder. Buyer has retained Pegasus Funds to represent Buyer in connection with this Agreement and the transactions contemplated by this Agreement and has agreed to pay Pegasus Funds a finder's fee consistent with its agreement to compensate Pegasus Funds for acting as a finder. Buyer and Seller each agree to indemnify and hold the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party in connection with this Agreement and to bear the cost of legal expenses incurred in defending against any such claim.

         B. Entire Agreement. This Agreement contains, and is intended as, a complete statement of all of the terms and the arrangements between the parties with respect to the matters provided for and supersedes any previous agreements and understandings between the parties with respect to those matters. This Agreement may not be amended, terminated or otherwise modified except by a writing executed and delivered by both Buyer and Seller.

         C. Headings. The headings in this Agreement are solely for reference and shall not in any way affect the interpretation of this Agreement. All references to Sections, Schedules and Exhibits are to Sections, Schedules and Exhibits in or to this Agreement, unless otherwise indicated.

         D. Binding Affect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other, and any attempted assignment without the required consent shall be void and of no force or effect.

         E. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered by hand, (b) transmitted by prepaid cable, telex or telecopier (provided that a copy is sent at about the same time by registered or certified mail, return receipt requested), or (c) received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service to the addressee at the following addresses, telex numbers or telecopier numbers (or to such other address, telex number or telecopier number as a party may specify by notice given to the other party pursuant to this provision):

            If to Seller to:                    Texas Capital Bank, N.A.
                                                2100 McKinney Ave., Suite 900
                                                Dallas, TX 75201
                                                Attn: Keith Cargill, Executive Vice President
                                                Facsimile: (214) 932-6642,

            with a copy to:                     Sanford M. Brown, Esq.
                                                Bracewell & Giuliani LLP
                                                1445 Ross Avenue, Suite 3800
                                                Dallas, TX 75202
                                                Facsimile: (214) 758-8300.

            If to Buyer to:                     Transnational Financial Network, Inc.
                                                40I Taraval Street
                                                San Francisco,  CA 94116
                                                Attn:  Joseph  Kristul,  CEO
                                                Facsimile: (480) 214-0671,

            with a copy to:                     Paul Anton  Schweizer,  Esq.
                                                Hermes  Sargent Bates LLP
                                                901 Main Street, Suite 5200
                                                Dallas, TX 75202
                                                Facsimile: (214) 749-6709.

         F. Survival of Representations and Warranties. The representations and warranties of Seller and Buyer contained in this Agreement shall not survive the Closing or the earlier termination of this Agreement.

         G. Severability. If any one or more of the provisions of this Agreement shall be found by a court of competent jurisdiction to be unreasonably restrictive, under the circumstances, then such provision or provisions shall be modified by such court so as to apply the same to the maximum extent allowed by law and any such modification shall not affect the validity of any other provision contained in this Agreement.

         H. Agreement to Take Necessary and Desirable Actions. Seller and Buyer each agrees to execute and deliver such other documents, certificates and agreements and to take such other actions as may be reasonably necessary or reasonably appropriate to consummate the transactions contemplated hereby.

         I. Publicity. Between the date of this Agreement and the Closing Date neither Buyer nor Seller shall publicly disclose any aspects of this Agreement without the prior consent of the other. In the event any public disclosure is required by law, Buyer and Seller will consult prior to the making thereof and use their best efforts to agree upon a mutually satisfactory text.

         J. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         K. Consent to Jurisdiction. The parties hereto are experienced commercial enterprises acting with and upon the advice of legal counsel. The parties recognize that, as the resident state of Buyer and Seller are the State of California and the State of Texas, respectively, each has a substantial interest and connection to this transaction. Buyer and Seller hereby agree for themselves and for their successors and assigns that in the event of any litigation hereunder, the exclusive venue and place of jurisdiction for such litigation shall be in the state courts or federal district courts situated in Dallas County, Texas, and each party hereto specifically consents and submits to the personal jurisdiction of such courts.

         L. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

TEXAS CAPITAL BANK, N.A.              TRANSNATIONAL FINANCIAL NETWORK, INC.



By:/s/ Dwain D. Howerd                By:/s/ Joseph Kristul
----------------------                ----------------------
   Dwain D. Howard,                    Joseph Kristul, Chief Executive Officer
   Senior Vice President

                         LIST OF SCHEDULES AND EXHIBITS


Schedules
---------
I(A)(1)                 Assets
I(A)(2)                 Excluded Assets
I(A)(3)                 Legally Restricted Assets
I(A)(4)                 Net Branches
I(B)(1)                 Assumed Liabilities
I(B)(2)                 Assumed Contracts and Leases

II(A)(1)(b)             Employee Shares
III(C)(1)               Liens, Security Interests and Encumbrances
III(C)(2)               Leased Vehicles, Equipment and Other Property
III(E)                  States of Operation
III(F)                  Contracts
III(H)                  Legal Proceedings (Seller)
III(I)                  Insurance Policies
III(J)                  Patents, Trademarks and Trade Names
IV(C)(1)                States Requiring Licenses or Regulatory Approvals
IV(C)(2)                Licenses and Regulatory Approvals Obtained by Buyer
IV(F)                   Legal Proceedings (Buyer)
V(C)                    General Business Terms of Subleases


Exhibits
--------
   A                    Form of Services Agreement
   B                    Form of Escrow Agreement
   C                    Form of Stock Put and Call Agreement
   D                    Form of Bill of Sale
   E                    Form of Non-Competition Agreement
   F                    Form of Note

                                    EXHIBIT A
                           Form of Services Agreement

         THIS SERVICES AGREEMENT (this "Agreement") is entered into as of September 30, 2006, by and between TEXAS CAPITAL BANK, N.A., a national banking association ("Seller"), and TRANSNATIONAL FINANCIAL NETWORK, INC., a California corporation ("Buyer").

                                   WITNESSETH:

                  WHEREAS, Seller and Buyer are parties to an Asset Purchase and Sale Agreement dated as of September 30, 2006 (the "Purchase Agreement"). Capitalized terms not otherwise defined herein shall have the meanings assigned to them by the Purchase Agreement.

                  WHEREAS, pursuant to the terms of the Purchase Agreement, Buyer is purchasing from Seller substantially all of the assets (the "Assets") of Seller's residential mortgage lending division (the "Business").

                  WHEREAS, some of the Assets of the Business that Buyer is purchasing are Legally Restricted Assets, and ownership of the Legally Restricted Assets shall be transferred from Seller to Buyer upon Buyer's satisfaction of the legal restrictions applicable thereto.

                  WHEREAS, Seller and Buyer agree that while Seller holds the Assets pending the transfer of ownership, Buyer shall have the benefit of the revenues generated by the Assets and shall be responsible for the corresponding expenses incurred directly and indirectly in connection with the origination and operation of the loans comprising the Assets and the associate operation of the Business.

                  WHEREAS, Buyer requires Seller's assistance with respect to operating and administering the Business pending the transfer of the Legally Restricted Assets and employees of the Business to Buyer, and Buyer hereby requests that Seller provide to Buyer the services described herein.

                  WHEREAS, Seller agrees to provide to Buyer the services described herein under the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1.       REVENUES OF THE BUSINESS.
         -------------------------

         During the term of this Agreement and pending the transfer of the Legally Restricted Assets and the employees of the Business to Buyer, Buyer shall be entitled to receive interest income, fee income and gains on the sale of loans comprising the Legally Restricted Assets (the "Income"). The Income generated from the Legally Restricted Assets shall be subject to offset and reduction by the costs and expenses incurred by Seller in connection with the services provided by Seller hereunder, as further described in Section II hereof.

II.       SERVICES; FEES FOR SERVICES; NO WARRANTY.
          -----------------------------------------

         A. Services Provided by Seller to Buyer. Subject to the terms and upon the conditions specified in this Agreement, during the Term (hereafter defined) of this Agreement, Seller will provide to Buyer the services described in this
Section II as follows (which services may be referred to herein, collectively, as the "Services"):

                  1. Information Technology and Software Support Services. Seller shall provide to Buyer the following information technology and software support services (collectively, the "IT Services"):

                           (a) maintenance of accounting and loan processing
software and systems on computer servers owned by Seller;

                           (b) provision of electronic mail service and Internet
access via Seller's computer servers to Buyer's employees working with Seller at Seller's location (or at the premises Buyer is subleasing from Seller under the Subleases, as applicable);

                           (c) provision of help-desk services to net branches
and retail branches; and

                           (d) continuing provision of such other IT Services as
Seller provides on the date hereof with respect to the Business.

                  2. Administrative and Employee Services. Seller shall provide to Buyer the following administrative and employee services (collectively, the "Administrative Services"), which Administrative Services may be provided directly by employees of Seller and also by third-party service providers, if any, used by Seller in its operation of the Business prior to the date hereof:

                           (a) Services related to the origination, servicing
and sale of residential mortgage loans, including legally restricted and unrestricted loans (collectively, the "Loans") consistent with Seller's established policies and procedures for originating and servicing Loans, including, without limitation:

                               (i) receive and process Loan applications
submitted by customers ("Loan Customers");

                               (ii) perform Loan applicant credit reviews;

                               (iii) review and analyze value of and title to
Loan collateral;

                               (iv) acquire title insurance as applicable;

                               (v) prepare Loan documents;

                               (vi) store electronic copies and paper originals
of Loan documents and files related to each Loan application, and provide access to such documents to Buyer during Seller's normal business hours;

                               (vii) process payments of principal and interest
received from Loan Customers;

                               (viii) maintain a customer service telephone line
and answer and respond to inquiries received from Loan Customers;

                               (ix) assemble portfolios of Loans for review by
and sale to third-party investors and consummate the sale of the same;

                               (x) provide accounting, back-office and related
services regarding the origination, servicing and sale of the Loans; and

                               (xi) perform all other tasks and services
associated with and incidental to the origination, servicing and sale of the Loans.

                           (b) Seller shall provide Buyer access to and use of
Seller's employees to perform the Administrative Services; provided, however, that Seller at all times shall retain the sole and absolute power and authority to direct the activities of Seller's employees, to determine the specific tasks to be performed by each of Seller's employees and to hire and fire such employees. Seller and Buyer acknowledge and agree that, notwithstanding any future employment by Buyer, (i) Seller's employees shall continue to owe a duty of loyalty to Seller so long as they remain employed by Seller, and (ii) Buyer shall not interfere directly or indirectly with the employment relationship between Seller and its employees, provided that Buyer's actions with respect to facilitating the transfer of the employees' employment from Seller to Buyer pursuant to the Agreement shall not be deemed to be interference with the employment relationship. With respect to each of Seller's employees who perform the Administrative Services hereunder, Seller shall remain solely responsible for the payment of salary and the provision of employment benefits and human resource services for each such employee so long as any such employee remains employed by Seller.

                           (c) Seller shall be responsible for ensuring that the
Loans initiated and serviced during the Term and the Administrative Services provided by Seller in connection with therewith comply in all material respects with federal and state laws and regulations applicable thereto.

         B. Fees for Services. In consideration of the Services that Seller shall provide to Buyer hereunder, Buyer shall pay to Seller the fees set forth in this Section I(B):


                  1. Fees for Information Technology and Software Support Services. Buyer shall pay to Seller fees for the IT Services that Seller provides to Buyer hereunder (the "IT Services Fees") in an amount equal to (a) $7,000 per month for the months of October through December 2006, and (b) $30,000 per month thereafter, due and payable as described in Section II(B)(3).

                  2. Fees for Employee and Administrative Services and Related Expenses. Buyer shall pay to Seller fees for the Administrative Services that Seller provides to Buyer hereunder and shall reimburse Seller for all expenses directly and indirectly related to the provision of such Administrative Services (collectively, the "Administrative Services Fees") in an amount equal to the actual costs incurred by Seller during each month (or portion thereof) directly and indirectly related to its provision of the Administrative Services to Buyer hereunder, which Administrative Services Fees shall be due and payable as described in Section II(B)(3) and may include, without limitation, the following:

                           (a) salary and benefits costs and expenses, including
over-time costs if applicable, for those employees of Seller who perform the Administrative Services for and on behalf of Seller;

                           (b) fees payable to third-party service providers and
other actual expenses related to each Loan, to the extent that such fees and expenses (or part thereof) are not otherwise chargeable by Seller to one or more Loan Customers;

                           (c) costs of maintenance, equipment and supplies used
by Seller to provide the Administrative Services;

                           (d) interest expense associated with holding legally
restricted loans for and on behalf of Buyer, which interest expense shall accrue at the same rate of interest applicable to unrestricted loans warehoused by Buyer for Seller under the warehousing agreement between Buyer and Seller; and

                           (e) all other costs and expenses incurred by Seller
in connection with its provision of the Administrative Services.

                  3. Settlement of Payment Obligations.

                           (a) On or before the fifth business day of each month
during the Term hereof and including the month following the termination hereof, beginning on November 7, 2006, Seller shall deliver to Buyer an invoice (each a "Fee Invoice") listing the IT Services Fees and itemizing the Administrative Services Fees due and payable by Buyer to Seller with respect to Seller's provision of IT Services and Administrative Services for Buyer during the immediately preceding month, or portion thereof. Each Fee Invoice also shall detail the Income earned by Buyer during the same period with respect to the Legally Restricted Assets operated by Seller for and on behalf of Buyer.

                           (b) If the amount of the IT Services Fees,
Administrative Services Fees in a Fee Invoice exceeds the amount of the Income earned by Buyer during the same period, then Buyer shall remit the difference to Seller, in immediately available funds, on or before the 15th day of each month for which Buyer receives a Fee Invoice from Seller. If the amount of the Income exceeds the amount of the IT Services Fees and Administrative Services Fees set forth in the Fee Invoice, then Buyer shall remit the difference to Seller, in immediately available funds, on or before the 15th day of the applicable month. Any delay by Seller in the delivery of any Fee Invoice shall not release Buyer from its obligation to pay the fees set forth therein, though in the event of a late delivery of a Fee Invoice the due date for payment shall be extended by the same number of days by which delivery of the Fee Invoice was late.

         C. NO WARRANTY FOR SERVICES. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED FOR HEREIN, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, TO BUYER OR TO ANY OTHER PERSON OR ENTITY REGARDING THE MERCHANTABILITY, SUITABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE OR OTHERWISE OF ANY OF THE IT SERVICES, EQUIPMENT OR MATERIALS, OR ANY OF THEM, AS MAY BE PROVIDED BY SELLER TO BUYER HEREUNDER.

III. TERM AND TERMINATION.
     ---------------------

         A. Term. The term of this Agreement (the "Term") shall commence on the date hereof and, unless earlier terminated by the terms hereof, shall expire on the earlier of (I) the Closing Date and (2) the Termination Date (each as determined in accordance with the Purchase Agreement). In the event that the Purchase Agreement terminates in accordance with Section XII of the Purchase Agreement, then this Agreement automatically shall terminate.

         B. Termination.


                  1. The parties hereto may terminate this Agreement by a writing executed and delivered by both parties, which termination shall be effective as specified in such writing.

                  2. Subject to Title 11 of the United States Code, if either party becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations, then the other party may, by giving written notice thereof to such party, terminate this Agreement as of a date specified in such notice of termination.

                  3. Each party hereto shall have the right to terminate this Agreement upon the occurrence of either of the following events of default and if any such default continues for a period of (i) thirty (30) days after the defaulting party receives written notice from the other party specifying the default in the case of a non-payment default, or (ii) ten (10) days after Buyer receives written notice from Seller specifying Buyer's default in its payment obligations hereunder:

                           (a) the non-terminating party fails to observe or
perform that party's obligations to the other party hereunder or to comply with any provision of this Agreement, so long as such party's failure or nonperformance is not due to the actions of the terminating party; and

                           (b) a party hereto defaults under any other agreement
executed between the parties hereto and such default continues beyond any applicable notice and cure period provided for such default under such other agreement.

         C. Effect of Termination. Concurrent with the expiration or termination of this Agreement, for any reason, Seller's obligation to perform the Services for Buyer shall cease. Notwithstanding the termination or expiration hereof, Buyer shall remain liable to pay all fees owed to Seller for Services rendered through and as of the date on which this Agreement terminates or expires. All agreements executed in connection with this Agreement and the Purchase Agreement, including but not limited to the Sublease Agreements and the Non-Competition Agreement, shall remain in effect following the termination or expiration of this Agreement in accordance with their respective terms. The expiration or termination of this Agreement will not release either party from any liabilities or obligations set forth herein which (I) the parties have expressly agreed will survive any such expiration or termination, or (2) remain to be performed or by their nature would be intended to be applicable following any such expiration or termination.

IV. REPRESENTATIONS AND WARRANTIES.
    -------------------------------

         A. Seller Representations and Warranties. Seller makes the following representations and warranties on and as of the date of signing this Agreement:

                  1. Organization and Qualification. Seller is a national banking association organized, validly existing and in good standing under the laws of the United States of America and the regulations of the Office of the Comptroller of the Currency, is qualified and in good standing in each state where the nature of its business requires it to be so qualified, and has the requisite power and authority to own, lease and operate its properties and to carry on the Business as now being conducted. Seller has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                  2. Authority. The execution and delivery of this Agreement by Seller and Seller's performance of its obligations hereunder have been duly authorized by all necessary corporate action of Seller. This Agreement constitutes the valid and binding obligation of Seller enforceable against Seller in accordance with its terms. The person who has executed this Agreement for and on behalf of Seller has been duly authorized to do so by all necessary corporate action of Seller. Neither the execution and delivery of this Agreement nor Seller's performance of its obligations under this Agreement will (i) violate any provision of Seller's organizational documents, (ii) violate any contract or agreement to which Seller is a party or by or to which Seller may be bound or subject or affected, or any judgment, order, injunction, decree or award against, or binding upon, Seller or upon the securities, property or business of Seller, which violation would prevent Seller's performance of its obligations under this Agreement or (iii) to Seller's knowledge, constitute a violation by Seller of any law or regulation of any jurisdiction.

         B. Buyer Representations and Warranties. Buyer makes the following representations and warranties on and as of the date of signing this Agreement:

                  1. Corporate Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                  2. Authority. The execution and delivery of this Agreement by Buyer and Buyer's performance of its obligations hereunder have been duly authorized by all necessary corporate action of Buyer. This Agreement constitutes the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. The person who has executed this Agreement for and on behalf of Buyer has been duly authorized to do so by all necessary corporate action of Buyer. Neither the execution and delivery of this Agreement nor Buyer's performance of its obligations under this Agreement will (a) violate any provision of Buyer's organizational documents, (b) violate any contract or agreement to which Buyer is a party or by or to which Buyer may be bound or subject or affected, or any judgment, order, injunction, decree or award against, or binding upon, Buyer or upon the securities, property or business of Buyer, which violation would prevent Buyer's performance of its obligations under this Agreement or (c) to Buyer's knowledge, constitute a violation by Buyer of any law or regulation of any jurisdiction.

V.        CONFIDENTIALITY.
          ----------------

         A. Confidential Information of the Parties. In connection with this Agreement, each party may have access to and receive disclosure of certain confidential information about the other party or parties, including, without limitation, the names and addresses of a party's customers, marketing plans and objectives, research and other information which is confidential in nature ("Confidential Information"). Confidential Information shall not include information in the public domain or which is independently developed by the other party hereto. Except as otherwise provided herein, each party's Confidential Information at all time shall remain the sole property of such party. The parties agree that Confidential Information shall be used by each party solely in connection with their respective obligations under this Agreement. Each party shall receive Confidential Information in confidence and shall not disclose Confidential Information to any third party, except as may be permitted hereunder, or as may be necessary to perform its obligations hereunder, or as may be otherwise agreed in writing by the party furnishing the information, or as required by applicable law, regulation or regulatory authority. Upon request or upon any expiration or termination of this Agreement, each party hereto shall return to the other party or destroy (as the latter may instruct) all of the latter's Confidential Information in the former's possession which is in any written or other recorded form, including data stored in any computer medium; provided, however, that each party may retain the Confidential Information of the other party to the extent that such party needs access to such information to continue to perform any of its obligations hereunder or otherwise to perform obligations owed by a party to the other party.

         B. Ownership of Loan Customer Information. The parties shall jointly own all Loan Customer names, addresses, and telephone numbers and all account and other information, including payment information, regarding Loan Customers and Loan applicants who have been declined and all records, data, and information pertaining to all of the foregoing (collectively, "Loan Customer Information"). Notwithstanding the parties' joint ownership of Loan Customer Information, without the need for obtaining the other party's consent, each party shall be free to use Loan Customer Information for the purposes of marketing, offering, selling, brokering, underwriting and providing products and services other than the Loans, provided that, in all cases, however, any such use by either party of any such Loan Customer Information shall comply with (a) all applicable laws and (b) the respective privacy policies of the parties.

         C. The rights and obligations of the parties under this Section V shall survive indefinitely the termination or expiration of this Agreement.

VI. INSURANCE, INDEMNIFICATION AND LIMITATION OF LIABILITY.
    -------------------------------------------------------

         A. Insurance. During the Term hereof, Seller and Buyer shall maintain in force full insurance for all public liabilities and claims in amounts and with coverages substantially similar to the insurance policies of the parties in effect on the date hereof. Each party shall provide evidence of its insurance policies and coverages upon the request of the other party.

         B. Indemnification.


                  1. Seller's Indemnification Obligations. Seller shall indemnify and hold Buyer and its shareholders, officers, directors, employees and affiliates harmless against any and all claims, demands, liabilities, losses, penalties, fines, judgments, damages or expenses (including, without limitation, legal fees, court costs, accounting fees and class action costs) (collectively, "Damages") accruing or arising out of: (a) any breach by Seller of any of its representations and warranties contained herein or its obligations under this Agreement; and (b) the act or omission of Seller or its employees, agents or representatives. Nothing herein, however, shall be construed to require Seller to indemnify Buyer for any Damages directly arising out of the negligence or wrongful act of Buyer.

                  2. Buyer's Indemnification Obligations. Buyer shall indemnify and hold Seller and its shareholders, officers, directors, employees and affiliates harmless against any and all Damages accruing or arising out of: (a) any breach by Buyer of any of its representations and warranties contained herein or its obligations under this Agreement; and (b) the act or omission of Buyer or its employees, agents or representatives. Nothing herein, however, shall be construed to require Buyer to indemnify Seller for any Damages directly arising out of the negligence or wrongful act of Seller.

                  3. Indemnification Procedures. Each party hereto shall promptly notify the other party of any suit or threat of suit of which that party becomes aware which may give rise to a right to indemnification under this Agreement but in any event within 30 days of the discovery of such claim; provided, however, that the failure of a party alleging a right of indemnity hereunder to provide prompt notice to the other party shall relieve the indemnifying party of its obligations hereunder only to the extent that the indemnifying party can prove that such failure to provide prompt notice actually and materially prejudiced the rights of such other party. The indemnifying party promptly shall reimburse the indemnified party for all Damages incurred by the indemnified party (including Damages incurred in advance of the final disposition of the underlying claim), shall bear all expenses in defending any such claim or matter, and shall be entitled to participate in the settlement or defense of any matter for which the other party seeks indemnity hereunder and, if the indemnifying party elects, to take over and control the defense and settlement thereof utilizing counsel of its choice in consultation with the indemnified party

(in which case the indemnified party shall have the right to employ separate counsel of its choice, but the fees and expenses of such counsel shall be at the expense of the indemnified party). In all cases, the indemnifying and indemnified parties shall cooperate and assist each other in all reasonable respects in the defense and settlement of any such action.

                  4. Obligation to Refund Advanced Damages. In the event that either party hereto reimburses the other party hereto for Damages pursuant to the indemnification provisions of this Section VI, in advance of the final disposition of the underlying claim, and if it is ultimately determined by settlement or pursuant to the dispute resolution provisions hereof that such Damages directly arose out of an occurrence that did not require such indemnification under Section VI(B)(I) or Section VI(B)(2), as applicable, then the reimbursed party agrees to repay to the other party any such Damages for which it received advanced reimbursement to which it was not entitled hereunder. All Damages required to be repaid under this Section VI(B)(4) shall be repaid within five business days following the above described ultimate determination.

                  5. Survival. The provisions of this Section VI shall survive the termination or expiration of this Agreement, for any reason.


         C. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, SELLER'S LIABILITY TO BUYER FOR ANY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION THAT IMPOSES LIABILITY, WHETHER IN CONTRACT, EQUITY, NEGLIGENCE, INTENDED CONDUCT, TORT OR OTHERWISE, WILL BE LIMITED TO AND WILL NOT EXCEED, IN THE AGGREGATE FOR ALL CLAIMS, ACTIONS AND CAUSES OF ACTION OF EVERY KIND AND NATURE, THE LESSER OF
(I) $1,000,000 AND (II) THE AGGREGATE COMPENSATION (EXCLUSIVE OF TAXES, OUT-OF-POCKET EXPENSES AND PASS-THROUGH EXPENSES) PAYABLE BY BUYER TO SELLER PURSUANT TO THIS AGREEMENT DURING THE TERM HEREOF. Seller and Buyer expressly acknowledge and agree that the limitations and exclusions set forth in this
Section VI(C) have been the subject of active and complete negotiation between the parties and represent the parties' agreement taking into account each party's level of risk associated with the performance or nonperformance of its obligations under this Agreement and the payments and other benefits to be derived by each party pursuant to this Agreement. The provisions of this Section VI(C) shall survive the termination or expiration of this Agreement.

VII.     AUDIT RIGHTS.
         -------------

         During the Term hereof, Seller shall give Buyer's representatives full access, upon reasonable notice and during Seller's normal business hours, to all books and records of the Business as may be reasonably necessary or appropriate to permit Buyer to audit Seller's performance of the Services hereunder.

VIII.    GENERAL AND MISCELLANEOUS.
         --------------------------

         A. Relationship of Buyer and Seller. Seller, in furnishing the Services to Buyer hereunder, is acting only as an independent contractor. Seller does not undertake by this Agreement or otherwise to perform any obligation of Buyer, whether regulatory or contractual, or to assume any responsibility for Buyer's business or operations. Seller has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all Services to be performed by Seller hereunder unless otherwise provided herein.

         B. Entire Agreement. This Agreement contains, and is intended as, a complete statement of all of the terms and the arrangements between the parties with respect to the matters provided for and supersedes any previous agreements and understandings between the parties with respect to those matters. This Agreement may not be amended, terminated or otherwise modified except by a writing executed and delivered by both Buyer and Seller.

         C. Headings. The headings in this Agreement are solely for reference and shall not in any way affect the interpretation of this Agreement. All references to Sections are to Sections in or to this Agreement, unless otherwise indicated.

         D. Binding Affect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other, and any attempted assignment without the required consent shall be void and of no force or effect.

         E. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (I) delivered by hand, (2) transmitted by prepaid cable, telex or telecopier (provided that a copy is sent at about the same time by registered or certified mail, return receipt requested), or (3) received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service to the addressee at the following addresses, telex numbers or telecopier numbers (or to such other address, telex number or telecopier number as a party may specify by notice given to the other party pursuant to this provision):

                  If to Seller to:                   Texas Capital Bank, N.A.
                                                     2100 McKinney Ave., Suite 900
                                                     Dallas, TX 75201
                                                     Attn: Keith Cargill, Executive Vice President
                                                     Facsimile: (214) 932-6642,

                  with a copy to:                    Sanford M. Brown, Esq.
                                                     Bracewell & Giuliani LLP
                                                     1445 Ross Avenue, Suite 3800
                                                     Dallas, TX 75202
                                                     Facsimile: (214) 758-8300.

                  If to Buyer to:                    Transnational Financial Network, Inc.
                                                     401 Taraval Street
                                                     San Francisco, CA 94116
                                                     Attn: Joseph Kristul, CEO
                                                     Facsimile: (480) 214-0671,




                                      A-10


                  with a copy to:                    Paul Anton  Schweizer,  Esq.
                                                     Hermes  Sargent  Bates LLP
                                                     901 Main Street, Suite 5200
                                                     Dallas, TX 75202
                                                     Facsimile: (214) 749-6709.


         F. Severability. If any one or more of the provisions of this Agreement shall be found by a court of competent jurisdiction to be unreasonably restrictive, under the circumstances, then such provision or provisions shall be modified by such court so as to apply the same to the maximum extent allowed by law and any such modification shall not affect the validity of any other provision contained in this Agreement.

         G. Agreement to Take Necessary and Desirable Actions. Seller and Buyer agree to execute and deliver such other documents, certificates and agreements and to take such other actions as may be reasonably necessary or reasonably appropriate to consummate the transactions contemplated hereby.

         H. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         I. Consent to Jurisdiction. The parties hereto are experienced commercial enterprises acting with and upon the advice of legal counsel. The parties recognize that, as the resident state of the Buyer and Seller are the State of California and the State of Texas, respectively, each has a substantial interest and connection to this transaction. Buyer and Seller hereby agree for themselves and for their successors and assigns that in the event of any litigation hereunder, the exclusive venue and place of jurisdiction for such litigation shall be in the state courts or federal district courts situated in Dallas County, Texas, and each party hereto specifically consents and submits to the personal jurisdiction of such courts.

         J. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

TEXAS CAPITAL BANK, N.A.                   TRANSNATIONAL FINANCIAL
                                           NETWORK, INC.


By:__________________________              By:________________________________
   Dwain D. Howard,                           Joseph Kristul,
   Senior Vice President                      Chief Executive Officer

                                    EXHIBIT B

                            Form of Escrow Agreement

         THIS ESCROW AGREEMENT (this "Agreement") is made effective as of ______________________, 2006, by and among TRANSNATIONAL FINANCIAL NETWORK, INC., a California corporation ("Buyer"), TEXAS CAPITAL BANK, N.A., a national banking association ("Seller"), Clifton Cassidy, Eugene Barham, Patrick McGowan, Paula Gambs, Jimmie Schellinger and Vicki Castaneda, each an individual resident of Texas and, as of the date hereof, an employee of Seller (collectively, the "Employees"), and BRACEWELL & GIULIANI LLP, a Texas limited liability partnership, as the escrow agent and, together with any successor escrow agent hereunder, the "Escrow Agent". Escrow Agent, Buyer, Seller and the Employees collectively are referred to in this Agreement as "Parties".

                                    RECITALS:

                  A. Buyer and Seller are parties to an Asset Purchase and Sale Agreement dated effective as of September 30, 2006 (the "Purchase Agreement") under which the Purchase Price is three million (3,000,000) shares of voting common stock, no par value of Buyer (the "Buyer Common Stock"). All capitalized terms not otherwise defined herein shall have the meanings assigned to them by the Purchase Agreement.

                  B. Pursuant to Section II(A) of the Purchase Agreement, Buyer is required to remit an aggregate of one million two hundred ninety-one thousand three hundred fifty-five (I,29I,355) shares of the Buyer Common Stock comprising the Purchase Price (the "Earn-out Shares") by delivering such shares to be held and distributed by Escrow Agent pursuant to this Agreement.

                  C. The Parties desire to appoint Escrow Agent as escrow agent under this Agreement, and Escrow Agent has agreed to accept such appointment.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound hereby agree as follows:

         1.      Recitals; Conflict with Purchase Agreement.

                  a. The recitals set forth above are incorporated in this Agreement as part hereof.

                  b. This Agreement is not intended to amend or supersede any provision of the Stock Purchase Agreement. To the extent there is any conflict between the provisions of this Agreement and any term of the Stock Purchase Agreement, the terms and provisions of the Stock Purchase Agreement will govern.

         2. Appointment of Escrow Agent. Buyer and Seller hereby appoint and designate Escrow Agent as Escrow Agent on the terms, subject to the conditions and for the purposes set forth in this Agreement, and Escrow Agent hereby accepts such appointment and agrees to accept, hold, safeguard and disburse the Earn-out Shares so delivered in accordance herewith.

         3. Deposit and Retention of Earn-out Shares. Pursuant to the terms of
Section II(A)(I) of the Purchase Agreement, on the date hereof Buyer will deliver to Escrow Agent a Note representing Seller's Remaining Earn-out Shares. In addition, pursuant to the terms of Section II(A)(2) of the Purchase Agreement, promptly after obtaining the shareholder approval described in
Section VI(F), Buyer will deliver to Escrow Agent certificates issued separately in the names of Seller and Employees representing their respective Earn-out Shares. Seller and each of the Employees shall execute and deliver to Escrow Agent blank stock powers, which shall be held with the Earn-out Shares. Escrow Agent will release the Earn-out Shares only in accordance with the provisions of this Agreement.

         4. Distributions and Payments. Any distribution required to be made by Escrow Agent under this Escrow Agreement will be made by Escrow Agent promptly upon receipt of the notice required hereunder.

                  a. Escrow Agent will hold the Earn-out Shares until directed to release the Earn-out Shares and related stock powers, as follows:

                           i. If Escrow Agent receives written notice from Buyer
directing Seller and the Employees to release the Earn-out Shares to Buyer, Escrow Agent promptly shall release and deliver the Earn-out Shares and related stock powers to Buyer.

                           ii. If Escrow Agent receives joint written notice
from Buyer and Seller directing the release of the Earn-out Shares to any Party, Escrow Agent promptly shall release and deliver the Earn-out Shares and related stock powers to the Party specified in such notice.

                           iii. If Escrow Agent receives written notice from
Buyer directing the release of the Earn-out Shares to Buyer, Escrow Agent shall deliver a copy of such notice to Seller promptly upon receipt thereof.

                               (A) If Seller wishes to dispute Buyer's direction
of the release of the Earn-out Shares to Buyer, within five (5) days of receiving the copy of such direction from Escrow Agent, Seller must deliver to Escrow Agent, with a copy to Buyer, a written dispute notice (a "Dispute Notice"). If Seller does not deliver a Dispute Notice to Escrow Agent within the specified time frame, then Buyer's direction to release the Earn-out Shares to Buyer shall be deemed to be final and binding on Seller and Escrow Agent, and Escrow Agent promptly shall release the Earn-out Shares and related stock powers to Buyer.

                               (B) If a Dispute Notice is given in accordance
with Section 4(a)(iii)(A), then the Escrow Agent shall continue to hold the Earn-out Shares until the earlier to occur of (I) the receipt by Escrow Agent of a joint written statement executed by the Buyer and Seller directing Escrow Agent to release the Earn-out Shares, and (2) the receipt by Escrow Agent of a final, non-appealable judgment, order or decree of a court or other judicial body of competent jurisdiction that directs the release of the Earn-out Shares (a "Final

Judgment"). Upon the occurrence of either event set forth in clauses (I) and (2) in this Section 4(a)(iii)(B), Escrow Agent will release the Earn-out Shares as provided in such joint written statement providing instructions or Final Judgment promptly following the date of such occurrence.

                  b. Escrow Agent shall have no duty or responsibility with respect to determining whether any release direction contained in any notice delivered under this Section 4 is properly made. Escrow Agent shall be entitled to rely, conclusively and without inquiry, on any Final Judgment provided to Escrow Agent in accordance with the terms of this Agreement.

         5. Escrow Agent's Responsibility. Escrow Agent's sole responsibility will be for the safekeeping of the Earn-out Shares and the disbursement thereof in accordance with this Agreement, and Escrow Agent will not be required to take any other action with reference to any matters which might arise in connection with the Earn-out Shares or this Agreement. Escrow Agent shall not be required to take notice of the Purchase Agreement and shall have no duty or responsibility to take any action pursuant to the terms thereof. Escrow Agent may act upon any written instruction or other instrument which Escrow Agent in good faith believes to be genuine and what it purports to be. Escrow Agent will not be liable for any action taken by it in good faith and believed to be authorized or within the rights or powers conferred upon it by this Agreement or for anything which Escrow Agent may do or refrain from doing in connection herewith unless Escrow Agent is guilty of gross negligence or willful misconduct. Escrow Agent may consult with counsel of its own choice and will have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the advice of such counsel. Escrow Agent has no duty to determine or inquire into the occurrence of any event or the performance or failure of performance of any of the parties hereto with respect to any agreements or arrangements with each other or with any other party or parties.

         6. Compensation; Indemnification of Escrow Agent. Buyer and Seller, jointly and severally, will indemnify and hold Escrow Agent and each of the partners in and employees of the law firm of Bracewell & Giuliani LLP harmless against and from any and all costs, expenses, claims, losses, liabilities and damages (including reasonable attorney's fees) that may arise, directly or indirectly, out of or in connection with its acting as Escrow Agent under this Agreement, except in those instances where Escrow Agent has been finally adjudged by a court of competent jurisdiction to be guilty of gross negligence or willful misconduct. The Employees shall have no obligations to Escrow Agent under this Section 6.

         7. Fees. Buyer and Seller, jointly and severally, will be liable for and will pay as provided herein the fees and expenses of Escrow Agent incurred and payable in connection with this Agreement, which fees and expenses will be due and payable 30 days after receipt of an invoice therefor from Escrow Agent. Escrow Agent shall be compensated for its services hereunder at the normal hourly rates charged by its lawyers, paralegals and staff, and Escrow Agent shall be entitled to reimbursement of its out-of-pocket expenses. The provisions of this Section 7 will survive the termination of this Agreement and any resignation or removal of Escrow Agent. The Employees shall have no obligations to Escrow Agent under this Section 7.

         8. Termination. This Agreement will terminate when the Earn-out Shares are released by Escrow Agent in accordance with the terms of this Agreement, whereupon all of

Escrow Agent's liability and obligations in connection with the Earn-out Shares and this Agreement will terminate.

         9. Resignation. Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days' written notice of such resignation to each of the other Parties hereto, specifying a date when such resignation will take place. Upon such notice, Buyer and Seller, by mutual written agreement, shall appoint a successor Escrow Agent. Escrow Agent will continue to serve until its successor accepts the duties of Escrow Agent hereunder, provided, however, that notwithstanding anything to the contrary herein provided, in the event Escrow Agent resigns as Escrow Agent hereunder and no successor Escrow Agent has been designated and accepted appointment as successor Escrow Agent within forty-five (45) days following the date of Escrow Agent's notice of resignation, Escrow Agent shall have the right to deposit the Earn-out Shares and related stock powers into the registry of any court of competent jurisdiction and notify the parties hereto of such deposit, and thereupon Escrow Agent shall be discharged from all further duties and responsibilities as Escrow Agent under this Agreement. Buyer and Seller will have the right at any time upon their mutual consent to remove Escrow Agent and substitute a new Escrow Agent, by giving notice thereof to the then acting Escrow Agent.

         10. Waiver. No term or condition of this Agreement will be deemed to have been waived, nor will there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the Party charged with such waiver or estoppel. No such written waiver will be deemed a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and will not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

         11. Severability. If any provision or provisions of this Agreement is held to be invalid, illegal or unenforceable by any court of law or otherwise, the remaining provisions of this Agreement will nevertheless continue to be valid, legal and enforceable as though the invalid or unenforceable parts had not been included therein. In addition, in such event the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible with respect to those provisions which were held to be invalid, illegal or unenforceable.

         12. Notice. Any notice, request, instruction, consent, correspondence or other document to be given hereunder by either Party to the other (herein collectively called "Notice") will be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier (confirmed by appropriate answer back), as follows:

            If to Escrow Agent, to:             Bracewell & Giuliani LLP
                                                1445 Ross Avenue, Suite 3800
                                                Dallas, TX 75202
                                                Attn: Sanford M. Brown, Esq.
                                                Facsimile: (214) 758-8300.

            If to Seller, to                    Texas Capital Bank, N.A.
                                                2100 McKinney Ave., Suite 900
                                                Dallas, TX 75201
                                                Attn: Keith Cargill,
                                                Executive Vice President
                                                Facsimile: (214) 932-6642,

            with a copy to :                    Sanford M. Brown, Esq.
                                                Bracewell & Giuliani LLP
                                                1445 Ross Avenue, Suite 3800
                                                Dallas, TX 75202
                                                Facsimile: (214) 758-8300.

            If to Buyer, to:               Transnational Financial Network, Inc.
                                           401 Taraval Street
                                           San Francisco, CA 94116
                                           Attn: Joseph Kristul, CEO
                                           Facsimile: (480) 2I4-0671,

            with a copy to:                Paul Anton Schweizer, Esq.
                                           Hermes Sargent Bates LLP
                                           901 Main Street, Suite 5200
                                           Dallas, TX 75202
                                           Facsimile: (214) 749-6709.

            If to Employee Representative, to: [Name and Address],

or to such other address as the intended recipient may designate in writing by giving Notice as provided above. Notice will be deemed to have been duly given:
(a) at the time delivered by hand, if personally delivered; (b) upon actual receipt (or at the beginning of the recipient's next business day if not received during recipient's normal business hours), if telecopied; (c) upon actual receipt (or, if not actually received, on the fifth (5th) Business Day following deposit with the U.S. Post Office), if mailed; and (d) on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Failure of a Party to send a courtesy copy of the Notice as set forth above does not void the Notice if Notice was properly delivered to the Party as provided above.

         13. Employee Representative.

                  a. For the purposes of this Agreement, the undersigned Employees hereby appoint_____________________________as the representative of the Employees for receiving notices and for the other purposes specified hereunder (the "Employee Representative"); and _______________________hereby accepts such appointment.

                  b. The Employee Representative shall receive no compensation for serving as the Employee Representative hereunder.

                  c. The Employee Representative may resign and be discharged from his duties or obligations hereunder by giving thirty (30) days' written notice of such resignation to each of the other Employees, specifying a date when such resignation will take place. Upon such notice, the Employees, by written agreement, shall appoint a successor Employee Representative. The Employee Representative will continue to serve until its successor accepts the duties of Employee Representative hereunder, whereupon the Employee Representative shall be discharged from all further duties and responsibilities as the Employee Representative under this Agreement. The Employees will have the right at any time, upon their mutual consent, to remove the Employee Representative and substitute a new Employee Representative by giving written notice thereof to the then acting Employee Representative and Escrow Agent.

                  d. The Employee Representative will not be liable for any action taken by him in good faith and believed to be authorized or within the rights or powers conferred upon him by this Agreement or for anything which the Employee Representative may do or refrain from doing in connection herewith unless the Employee Representative is finally adjudged by a court of competent jurisdiction to be guilty of gross negligence or willful misconduct. The Employees, jointly and severally, hereby indemnify and hold the Employee Representative harmless against and from any and all costs, expenses, claims, losses, liabilities and damages (including reasonable attorneys' fees) that may arise, directly or indirectly, out of or in connection with his acting as the Employee Representative under this Agreement, except in those instances where the Employee Representative has been finally adjudged by a court of competent jurisdiction to be guilty of gross negligence or willful misconduct.

         14. Assignment. This Agreement may not be assigned by any Party without the prior consent of the other Parties.

         15. Governing Law. The provisions of this Agreement and the documents delivered pursuant hereto will be governed by and construed and enforced in accordance with the laws of the State of Texas (excluding any conflicts-of-law rule or principle that might refer same to the laws of another jurisdiction), except to the extent that same are mandatorily subject to the laws of another jurisdiction pursuant to the laws of such other jurisdiction.

         16. Dispute Resolution and Venue. Any suit or action arising out of a dispute under this Agreement and involving Escrow Agent will be brought only in a court of competent jurisdiction, state or federal, sitting in Dallas County, Texas. The Parties consent to in personam jurisdiction of and venue in such courts.

         17. Binding Upon Successors. This Agreement will be binding upon, and will inure to the benefit of, the Parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

         18. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the matters contained herein and supersedes all prior agreements and understandings, whether written or oral, between the Parties concerning such terms of engagement.

         19. Construction. Each Party to this Agreement has had the opportunity to review this Agreement with legal counsel. This Agreement will not be construed or interpreted against any Party on the basis that such Party drafted or authored a particular provision, parts of or the entirety of this Agreement.

         20. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Facsimile copies of signatures will constitute original signatures for all purposes of this Agreement and any enforcement of this Agreement. At the request of any Party, each other Party will re-execute original forms of this Agreement and deliver them to all other Parties. No Party will raise the use of a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement the date first above written.



ESCROW AGENT:                           SELLER:
BRACEWELL & GIULIANI LLP                TEXAS CAPITAL BANK, N.A.



___________________________          By:__________________________________
Sanford M. Brown, Partner               Dwain D. Howard, Senior Vice President

EMPLOYEES:

______________________________          BUYER:
Clifton Cassidy
                                        TRANSNATIONAL FINANCIAL NETWORK, INC.
______________________________
Eugene Barham

______________________________          By:____________________________________
Patrick McGowan                          Joseph Kristul, Chief Executive Officer

______________________________
Paula Gambs

______________________________
Jimmie Schellinger

______________________________
Vicki Castaneda

                                    EXHIBIT C
                      Form of Stock Put and Call Agreement

         THIS STOCK PUT AND CALL AGREEMENT (this "Agreement") is entered into as of October , 2006, by and between TEXAS CAPITAL BANK, N.A., a national banking association ("Seller"), and TRANSNATIONAL FINANCIAL NETWORK, INC., a California corporation ("Buyer"). Buyer and Seller may be referred to herein as the "Parties".

                                   WITNESSETH:

                  WHEREAS, Buyer and Seller are parties to an Asset Purchase and Sale Agreement dated effective as of September 30, 2006 (the "Purchase Agreement") under which the purchase price (the "Purchase Price") is three million (3,000,000) shares of voting common stock, no par value, of Buyer ("Buyer Common Stock"), up to two million (2,000,000) shares of which will be issued to Seller (the "Seller Shares") and up to one million (1,000,000) shares of which will be issued to certain employees of Seller. Six hundred thirty-six thousand (636,000) of the Seller Shares comprising the Purchase Price (the "Seller Escrowed Shares") will be held in escrow pending the satisfaction of certain earn-out conditions set forth in the Purchase Agreement. All capitalized terms not otherwise defined herein shall have the meanings assigned to them by the Purchase Agreement.

                  WHEREAS, under certain rules and regulations applicable to national banks, Buyer may accept Buyer Common Stock as the Purchase Price and may hold shares of Buyer Common Stock, only under certain legally prescribed conditions, including, but not limited to, (a) Buyer agreeing to be subject to supervision and examination by the Office of the Comptroller of the Currency (the "OCC"), subject to the Federal Deposit Insurance Act and the Gramm-Leach-Bliley Act, and (b) Seller being permitted to dispose of Buyer Common Stock owned by Seller in the event that Buyer engages in activities that are not permissible for national banks.

                  WHEREAS, Buyer and Seller want to comply with the legally prescribed conditions on Seller's ability to accept shares of Buyer Common Stock as the Purchase Price and to hold such shares following the consummation of the transactions described in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

         1. Satisfaction of Legally Prescribed Conditions. To comply with the legally prescribed conditions on Seller's ability to accept shares of Buyer Common Stock as the Purchase Price and to hold the such shares following the consummation of the transactions described in the Purchase Agreement, Buyer and Seller hereby agree as follows:

                  a. Buyer shall be subject to supervision and examination by the OCC, subject to the Federal Deposit Insurance Act and the Gramm-Leach-Bliley Act, as such supervision and examination may be required in connection with Seller's ownership of any shares of Buyer Common Stock.

                  b. Seller shall be permitted to dispose of any shares of Buyer Common Stock held by or for the benefit of Seller, including the Seller Escrowed Shares, under the conditions set forth in this Agreement.

                  c. From and after the date of this Agreement and for so long as Seller holds any shares of Buyer Common Stock, Buyer promptly shall notify Seller in writing in the event that Buyer or any subsidiary of Buyer engages in or intends to engage in activities that are not permissible for national banks.

         2. Right of Seller to Put Buyer Common Stock to Buyer. So long as Seller holds any shares of Buyer Common Stock, Seller shall have the right to require Buyer (or Buyer's assignee, as permitted hereby) to purchase from Seller all of the shares of Buyer Common Stock held by Seller. The purchase and sale of any shares of Buyer Common Stock pursuant to this Section 2 shall be consummated at the main office of Seller on the date and time specified by Seller or at such other date and time as may be agreed upon in writing by Seller and Buyer (or its assignee), with the purchase price for such stock being paid by Buyer in full, in immediately available funds.

                  a. In order to exercise its rights under this Section 2, either of the following events first must have occurred:

                           i. The OCC shall have given Seller a written or oral
direction to dispose of the shares of Buyer Common Stock held by Seller or Seller reasonably believes that the OCC intends to deliver such a direction; or

                           ii. Seller reasonably believes that Buyer or any
subsidiary of Buyer is engaging in or intends to engage in activities that are not permissible for national banks.

                  b. Following the occurrence of any of the foregoing events, Seller may exercise its rights under this Section 2 by delivering a written notice (a "Put Notice") to Buyer of the requested sale at least ten (10) business days prior to date of the requested sale. Each Put Notice shall include a statement of the following: (i) the certification of Seller that one of the events in Section 2(a) has occurred and a description of such event; (ii) a statement of Seller's intent to engage in the requested sale; (iii) the number of shares of Buyer Common Stock involved, which shall be all of the shares of Buyer Common Stock held by Seller, including the Seller Escrowed Shares (as provided below); (iv) the total purchase price for Seller's shares of Buyer Common Stock (excluding the Seller Escrowed Shares, if any), based on the per share purchase price of Buyer Common Stock shown by the American Exchange as of the close of trading on the business day immediately preceding the date of the Put Notice less a thirty percent (30%) discount from such market price; and (v) the date and time at which the requested sale shall take place.

                  c. Buyer shall provide a written response to the Seller's Put Notice (a "Put Response") within five (5) business days of receiving the same, which Put Response shall (i) describe whether the shares of Buyer Common Stock held by Seller shall be purchased by Buyer or its assignee, (ii) state the method by which Buyer (or its assignee) shall pay the purchase price, and (iii) include the certification of Buyer that the purchase by Buyer (or its assignee) will comply with all federal and state securities laws applicable to such purchase. If Buyer or its assignee desires to consummate the sale on a date or at a time other than that specified in the Put Notice, Buyer may make such a request in the Put Response, with which request Buyer shall not unreasonably refuse.

                  d. Should Buyer or its assignee fail to close the purchase of Seller's shares of Buyer Common Stock within the time specified in the Put Notice (or by the time otherwise agreed upon by Buyer and Seller), Seller shall have the right to seek specific performance of Buyer's purchase obligations under this Section 2.

         3. Right of Buyer to Call Shares of Buyer Common Stock owned by Seller. So long as Seller holds any shares of Buyer Common Stock, Buyer (or Buyer's assignee, as permitted hereby) shall have the right to require Seller to sell to Buyer (or its assignee) all of the shares of Buyer Common Stock held by Seller. Buyer's rights under this Section 3 are fully assignable by Buyer. The purchase and sale of shares of Buyer Common Stock pursuant to this Section 3 shall be consummated at the main office of Seller on the date and time specified by Buyer or at such other date and time as may be agreed upon in writing by Seller and Buyer (or its assignee), with the purchase price for such stock being paid by Buyer in full, in immediately available funds.

                  a. In order to exercise its rights under this Section 3, either of the following events first must have occurred:

                           i. The OCC shall have given Buyer written or oral
notice that it intends to exercise it rights of examination of Buyer or Buyer reasonably believes that the OCC intends to exercise such rights; or

                           ii. Buyer determines, for any reason, that the
purchase of the shares of Buyer Common Stock held by Seller is in the best interests of Buyer.

                  b. Following the occurrence of any of the foregoing events, Buyer may exercise its rights under this Section 3 by delivering a written notice (a "Call Notice") to Seller of the requested sale at least five (5) business days prior to date of the requested sale. Each Call Notice shall include the following: (i) the certification of Buyer that one of the events in
Section 3(a) has occurred and a description of such event; (ii) a statement of Buyer's intent to purchase, or intent to have an assignee purchase, all of the shares of Buyer Common Stock owned by Seller; (iii) the total purchase price for such shares of Buyer Common Stock (excluding the Seller Escrowed Shares, if any), based on the per share purchase price of Buyer Common Stock shown by the American Exchange as of the close of trading on the business day immediately preceding the date of the Call Notice plus a thirty percent (30%) premium from such market price; (iv) the method by which Buyer (or its assignee) will pay the purchase price; and (v) the certification of Buyer that the purchase by Buyer (or its assignee) will comply with all federal and state securities laws applicable to such purchase.

                  c. Seller shall acknowledge receipt of the Call Notice by delivering to Buyer a written response to the Call Notice (a "Call Response") within two (2) business days of receiving the same. If Seller desires to consummate the sale on a date or at a time other than that specified by Buyer in the Call Notice, Seller may make such a request in the Call Response, with which request Buyer (or its assignee) shall not unreasonably refuse.

                  d. Should Seller fail to close the sale of its shares of Buyer Common Stock within the time specified in the Call Notice (or by the time otherwise agreed upon by Buyer and Seller), Buyer shall have the right to seek specific performance of Seller's sale obligations under this Section 3.

                  e. If within six (6) months from date of Buyer's purchase of Seller's shares of Buyer Common Stock under Section 3 hereof there shall occur any of the following,


                           i. a Buyer Change in Control Event (as hereafter
defined),

                           ii. Buyer or any Affiliate or Principal Shareholder
(each as hereafter defined) of Buyer shall enter into a letter of intent (or similar agreement) with respect to any transaction the consummation of which would result in a Buyer Change in Control Event, or iii. Buyer or any Affiliate or Principal Shareholder of Buyer shall enter into any stock purchase agreement, merger agreement or similar agreement the consummation of which would result in a Buyer Change in Control Event, then Buyer shall be obligated to pay Seller (A) fifty percent (50%) of the amount by which the Change in Control Consideration for the applicable Buyer Change in Control Event exceeds the price per share of Buyer Common Stock paid by Buyer to Seller as described in Section 3(b)(iii) multiplied by (B) the number of shares of Buyer Common Stock acquired by Buyer from Seller under
Section 3 hereof. Buyer shall notify Seller promptly following the occurrence of any of the events set forth in (i), (ii) and (iii) of this Section 3(e) and shall be obligated to pay to Seller the amount Seller is owed under this Section 3(e) within thirty (30) days following the occurrence of any of such events.

                  f. For the purposes of this Section 3, and except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                           i. "Affiliate" of any party means any person that
directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such party.

                           ii. "Buyer Change in Control Event" means any event
following which Control of Buyer or substantially all of the assets of Buyer becomes vested in a person or entity (including but not limited to any Affiliate or Principal Shareholder of Buyer on the date hereof) who does not have Control of Buyer or substantially all of the assets of Buyer as of the date of this Agreement.

                           iii. "Change in Control Consideration" means the
effective price per share of Buyer Common Stock that is paid by any party to any party in connection with, or will be paid by any party to any party upon the consummation of, a Buyer Change in Control Event.

                           iv. "Control" of any party means (A) the ownership,
control, or power to vote (directly or indirectly or acting through one or more other persons) fifty percent (50%) or more of the outstanding shares of any class of voting securities of such party, (B) control in any manner over the election of a majority of the directors, trustees or general partners (or individuals exercising similar functions) of such party or (C) control of the ownership, operation and disposition of substantially all of the assets of such party.

                           v. "Principal Shareholder" of any party means a
person that owns or controls, directly or indirectly, ten percent (I0%) or more of any class of voting securities of such party.

         4. Seller Escrowed Shares. If any Put Notice, Call Notice or Purchase Notice (as hereafter defined) is delivered hereunder while the Seller Escrowed Shares remain in escrow, promptly following the delivery of any such notice, Buyer and Seller shall deliver to Escrow Agent a joint direction to release the Seller Escrowed Shares and the related stock powers to Buyer. Notwithstanding any such release, Buyer's and Seller's obligations under Section II of the Purchase Agreement remain in full force and effect. If at the conclusion of the escrow period it is determined that Seller should have received the Seller Escrowed Shares, then Buyer shall be obligated to pay to Seller cash equal to the per share purchase price of Buyer Common Stock shown by the American Exchange as of the close of trading on the Closing Date (as defined in the Purchase Agreement), with such payment to be made within five (5) business days following such determination. If it is determined that Buyer should have received the Seller Escrowed Shares, then Buyer shall have no further payment obligations to Seller under Section II of the Purchase Agreement, and Seller and Buyer shall have no further put or call rights hereunder.

         5. Right of First Refusal.


                  a. Right of Sale. If at any time Seller (i) shall desire to sell all of its Buyer Common Stock (including its rights in and to the Seller Escrowed Shares) to a specified purchaser or (ii) receives a bona fide offer from any person or entity, including another holder of Buyer Common Stock, for the purchase of all shares of Seller's Buyer Common Stock (including its rights in and to the Seller Escrowed Shares) (each such offer being a "Third Party Offer"), which offer Seller desires to accept, prior to accepting such Third Party Offer and consummating the sale, Seller first shall give written notice (each a "Sale Notice") of the proposed sale to Buyer. The Sale Notice shall conform to the provisions of Section 5(b) of this Agreement. Pursuant to the Sale Notice, Buyer shall offer in writing to sell all of such Buyer Common Stock to Buyer or, at Buyer's request, to Buyer's assignee. Buyer's right to purchase all of Seller's shares of Buyer Common Stock is fully assignable by Buyer. Buyer shall have thirty (30) days following its receipt of the Sale Notice (the "Option Period") within which to exercise its option to acquire all of Seller's Buyer Common Stock and shall exercise such option by providing written notice to Seller (a "Purchase Notice"). Buyer (or its assignee) may purchase all or none of Seller's shares of Buyer Common Stock and shall so specify in the Purchase Notice.

                  b. Sale Notice. Each Sale Notice to be provided under Section 5(a) shall include the following: (i) a statement of Seller's intent to engage in a proposed transfer; (ii) the name and address of the proposed transferee and, if the transferee is not an individual, its organizational type and officer contact information; (iii) a statement that the Sale Notice covers all of the shares of Buyer Common Stock owned by Seller (including Seller's rights in and to the Seller Escrowed Shares); (iv) a statement that Seller shall obtain the written opinion of legal counsel that the proposed sale shall comply with federal and state securities laws and regulations applicable to the shares of Buyer Common Stock owned by Seller; and (v) a complete description of the purchase price and all other terms and conditions of the proposed transfer.

                  c. Transfer to Third Party. If the Option Period expires and Seller's Buyer Common Stock offered for sale in accordance with Section 5(a) hereof remains unsold, Seller shall be free for a period of sixty (60) days following the expiration of the Option Period to transfer or sell its Buyer Common Stock (i) only to the original purchaser or the person from whom the original offer was received as specified in the Sale Notice, (ii) upon the same terms and conditions as were contained in such offer and described in the Sale Notice and (iii) only after Seller delivers to Buyer the written opinion of legal counsel that the sale shall comply with federal and state securities laws and regulations applicable to the Buyer Common Stock owned by Seller. Any sale of Buyer Common Stock held by Seller to a third party is subject to all of the other restrictions and prohibitions of this Agreement. Any of Seller's Buyer Common Stock not sold within such thirty-day period must be reoffered to Buyer in accordance with Section 5 in the event of any subsequent proposed sale.

                  d. Purchase Price. The purchase price for the shares of Buyer Common Stock purchased by Buyer pursuant to Section 5 hereof shall be the same and subject to the same terms and conditions as contained in the Third Party Offer; provided, however, that to the extent the consideration offered pursuant to the Third Party Offer consists of promissory notes, securities or other non-cash consideration, Seller and Buyer (or Buyer's assignee, as applicable) may agree to substitute an amount of cash equivalent in value to such promissory notes, securities or other consideration. Notwithstanding the immediately preceding sentence, in the event that Buyer exercises its purchase rights under this Section 5, the provisions of Section 4 shall apply to Buyer's payment obligations with respect to the Seller Escrowed Shares.

                  e. Procedure for Purchase of Shares of Buyer Common Stock. The purchase and sale of Seller's shares of Buyer Common Stock pursuant to Section 5 hereof shall be consummated at the main office of Seller, or at such other place as Seller and Buyer (or Buyer's assignee) may agree, and on such date and at such times as Seller and Buyer (or Buyer's assignee) may select, but in no event later than thirty (30) days from the date of the receipt by Seller of the Purchase Notice.

                  f. Buyer Common Stock Continues to Remain Subject to Applicable Restrictions. Any transferee of Seller's shares of Buyer Common Stock hereunder shall take such Buyer Common Stock subject to the restrictions set forth in the certificate or certificates representing such shares of Buyer Common Stock and, by accepting such certificates, the transferee agrees to be bound by such restrictions and to execute and deliver any document or agreement to that effect as Buyer may reasonably require.

                  g. Void Transfers. If any of Seller's shares of Buyer Common Stock (including Seller's rights in and to the Seller Escrowed Shares) are sold, transferred or disposed of other than in accordance with the terms and conditions of this Section 5, Seller agrees that Buyer shall have the right to treat such transfer as if it were void and consents to the refusal by Buyer and its transfer agent to transfer any of Seller's shares of Buyer Common Stock or any certificate therefor presented to it for transfer.

         6. Termination. This Agreement and all rights set forth herein (except as otherwise provided) will terminate automatically when Seller no longer is the record or beneficial owner of any shares of Buyer Common Stock; provided, however, that any payment obligations of Buyer (or Buyer's assignee, as applicable) and Seller's right to receive any payment hereunder shall survive the termination of this Agreement until such payment obligations and rights are satisfied.

         7. Waiver. No term or condition of this Agreement will be deemed to have been waived, nor will there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the Party charged with such waiver or estoppel. No such written waiver will be deemed a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and will not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

         8. Severability. If any provision or provisions of this Agreement is held to be invalid, illegal or unenforceable by any court of law or otherwise, the remaining provisions of this Agreement will nevertheless continue to be valid, legal and enforceable as though the invalid or unenforceable parts had not been included therein. In addition, in such event the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible with respect to those provisions which were held to be invalid, illegal or unenforceable.

         9. Notice. Any notice, request, instruction, consent, correspondence or other document to be given hereunder by either Party to the other (herein collectively called "Notice") will be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier (confirmed by appropriate answer back), as follows:

         If to Seller, to:                   Texas Capital Bank, N.A.
                                             2100 McKinney Ave., Suite 900
                                             Dallas, TX 75201
                                             Attn: Keith Cargill,
                                             Executive Vice President
                                             Facsimile: (214) 932-6642,

         with a copy to:                     Sanford M. Brown, Esq.
                                             Bracewell & Giuliani LLP
                                             1445 Ross Avenue, Suite 3800
                                             Dallas, TX 75202
                                             Facsimile: (214) 758-8300.

         If to Buyer, to:                 Transnational Financial Network, Inc.
                                          401 Taraval Street
                                          San Francisco, CA 94116
                                          Attn: Joseph Kristul, CEO
                                          Facsimile: (480) 214-0671,

         with a copy to:                  Paul Anton  Schweizer,  Esq.
                                          Hermes  Sargent Bates LLP
                                          901 Main Street, Suite 5200
                                          Dallas, TX 75202
                                          Facsimile: (214) 749-6709,

or to such other address as the intended recipient may designate in writing by giving Notice as provided above. Notice will be deemed to have been duly given:
(a) at the time delivered by hand, if personally delivered; (b) upon actual receipt (or at the beginning of the recipient's next business day if not received during recipient's normal business hours), if telecopied; (c) upon actual receipt (or, if not actually received, on the fifth (5th) Business Day following deposit with the U.S. Post Office), if mailed; and (d) on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Failure of a Party to send a courtesy copy of the Notice as set forth above does not void the Notice if Notice was properly delivered to the Party as provided above.

         10. Assignment. This Agreement may not be assigned by any Party without the prior consent of the other Parties.


         11. Governing Law. The provisions of this Agreement and the documents delivered pursuant hereto will be governed by and construed and enforced in accordance with the laws of the State of Texas (excluding any conflicts-of-law rule or principle that might refer same to the laws of another jurisdiction), except to the extent that same are mandatorily subject to the laws of another jurisdiction pursuant to the laws of such other jurisdiction.

         12. Dispute Resolution and Venue. Any suit or action arising out of a dispute under this Agreement will be brought only in a court of competent jurisdiction, state or federal, sitting in Dallas County, Texas. The Parties consent to in personam jurisdiction of and venue in such courts.

         13. Binding Upon Successors. This Agreement will be binding upon, and will inure to the benefit of, the Parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

         14. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the matters contained herein and supersedes all prior agreements and understandings, whether written or oral, between the Parties concerning such terms of engagement.

         15. Construction. Each Party to this Agreement has had the opportunity to review this Agreement with legal counsel. This Agreement will not be construed or interpreted against any

Party on the basis that such Party drafted or authored a particular provision, parts of or the entirety of this Agreement.

         16. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Facsimile copies of signatures will constitute original signatures for all purposes of this Agreement and any enforcement of this Agreement. At the request of any Party, each other Party will re-execute original forms of this Agreement and deliver them to all other Parties. No Party will raise the use of a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, Buyer and Seller have executed and delivered this Agreement the date first above written.

SELLER:
TEXAS CAPITAL BANK, N.A.

By:__________________________________________
       Dwain D. Howard, Senior Vice President

BUYER:

TRANSNATIONAL FINANCIAL NETWORK, INC.

By:__________________________________________
       Joseph Kristul, Chief Executive Officer

                                    EXHIBIT D
                              Form of Bill of Sale

         KNOW ALL MEN BY THESE PRESENTS, that for good and valuable consideration as set forth in the Asset Purchase and Sale Agreement dated September 30, 2006 (the "Agreement") by and between TEXAS CAPITAL BANK, N.A., a national banking association (the "Seller") and TRANSNATIONAL FINANCIAL NETWORK, INC., a California corporation (the 'Buyer"), the receipt and sufficiency of which consideration are hereby acknowledged, Seller hereby grants, sells, transfers, assigns, conveys and delivers and sets over to and unto Buyer all of the Assets listed on Schedule 1 to this Bill of Sale, subject to and in accordance with the terms of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

         For the consideration aforesaid, Seller hereby appoints Buyer, its successors and assigns, its true and lawful attorneys, with full power of substitution in its name or otherwise, but to the use of Buyer, its successors and assigns, to demand, collect, sue upon, receipt for and otherwise dispose of or deal with the Assets.

         Seller further covenants and agrees with Buyer that it will, from time to time, at the request of Buyer, execute and deliver or cause to be executed and delivered all such further bills of sale, assignments, instruments of transfer and agreements as may reasonably be required by Buyer in order to more effectually vest title in Buyer to the Assets hereby conveyed or intended hereby to be conveyed.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale effective as of , 200_.

                                     TEXAS CAPITAL BANK, N.A.



                                     By:
                                        Name:
                                        Its:

                                    EXHIBIT E

                        Form of Non-Competition Agreement

         THIS NON-COMPETITION AGREEMENT (the "Agreement") is entered into effective as of , 20_, by and between TEXAS CAPITAL BANK, N.A., a national banking association ("Seller"), and TRANSNATIONAL FINANCIAL NETWORK, INC., a California corporation ("Buyer").

                                    RECITALS

                  WHEREAS, Buyer and Seller have entered into that certain Asset Purchase and Sale Agreement dated as of September 30, 2006 (the "Purchase Agreement") pursuant to which Buyer will purchase from Seller substantially all of the assets of Seller's residential mortgage lending business (the "Business"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them by the Purchase Agreement.

                  WHEREAS, as a condition to the consummation of the transactions contemplated by the Purchase Agreement, Seller is required to enter into this Agreement with Buyer.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and intending to be legally bound hereby, Buyer and Seller agree as follows:

         1. Non-Competition Covenants.

                  a. For and in consideration of the consummation of the transactions contemplated by the Purchase Agreement, Seller agrees that for a period of eighteen (18) months after the date of this Agreement (the "Exclusion Period"), except as expressly permitted by this Agreement or as authorized in writing by Buyer, Seller shall not directly or indirectly, in any capacity whatsoever, anywhere in the United States:

                           i. acquire, establish or otherwise operate a
subsidiary, affiliate, department, line of business, business division or other operation devoted primarily to the Business;

                           ii. engage or cause others to engage in the Business
in competition with Buyer, its subsidiaries or affiliates;

                           iii. solicit in respect of the Business, any person
or other entity that becomes a customer of Buyer or any of its affiliates during the Exclusion Period;

                           iv. serve as an agent or consultant to any person,
entity or otherwise, engaged or preparing to engage in the Business

                           v. acquire, charter, operate or enter into any
franchise or other operating agreement with any person, entity or otherwise, engaged or preparing to engage in the Business; and

                           vi. solicit for employment or endeavor to solicit for
employment any person who is an employee of Buyer or any affiliate of Buyer.

                  b. Notwithstanding anything to the contrary set forth in
Section 1(a), Seller expressly is permitted to originate and solicit the origination of residential mortgage loans in the ordinary course of Seller's banking business for and on behalf of past, current and prospective customers of Seller and its affiliates.

                  c. If any court of competent jurisdiction should determine that any term or terms of Section I(a) of this Agreement are too broad in terms of time, geographic area, lines of commerce or otherwise, such court shall modify and revise any such term or terms so that they comply with applicable law.

         2. Specific Performance. Seller acknowledges and agrees that the failure by it to perform its obligations in accordance with the terms of this Agreement would result in damage to Buyer that could not be adequately compensated by a monetary award. Without limiting the remedies of Buyer, Seller agrees that if Seller breaches or fails to perform its obligations under the terms of this Agreement, Buyer may seek an order from a court of competent jurisdiction requiring specific performance of such covenant. Without limiting the foregoing, in the event of any action or proceeding that is brought in equity to enforce this Agreement, Seller will not urge or assert, as a defense, that there is an adequate remedy at law.

         3. Prevailing. Party's Litigation Expenses. In the event of litigation between Buyer and Seller related to this Agreement, the non-prevailing party shall reimburse the prevailing party for any costs and expenses (including, without limitation, reasonable attorneys' fees) reasonably incurred by the prevailing party in connection therewith.

         4. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by Seller, Buyer and their respective heirs, executors, personal representatives, successors and assigns. Neither party may assign any rights or delegate any obligations hereunder without the prior written consent of the other party.

         5. Amendment and Waiver. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing signed by Buyer and Seller. No waiver of any party of any default, misrepresentation or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation of breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict law or provision (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the laws of the State of Texas.

         7. Consent to Jurisdiction. The parties hereto, are experienced commercial enterprises acting with and upon the advice of legal counsel. 'The parties recognize that, as the resident state of Buyer and Seller are the State of California and the State of Texas, respectively, each has a substantial interest and connection to this transaction. Buyer and Seller hereby agree for themselves and for their successors and assigns that in the event of any litigation hereunder, the exclusive venue and place of jurisdiction for such litigation shall be in the state courts or federal district courts situated in Dallas County, Texas, and each party hereto specifically consents and submits to the personal jurisdiction of such courts.

         8. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         9. Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of Buyer and Seller.

         10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

TEXAS CAPITAL BANK, N.A.                   TRANSNATIONAL FINANCIAL NETWORK, INC.



By:________________________________        By:_________________________________
   Dwain D. Howard,                           Joseph Kristul,
   Senior Vice President                      Chief Executive Officer

                                    EXHIBIT F
                             Form of Promissory Note
$445,200.00                                              October ___, 2006

          This note is void and of no effect prior to October 31, 2007


         FOR VALUE RECEIVED, Transnational Financial Network, Inc., a California corporation (hereinafter referred to as "Maker") promises to pay to the order of Texas Capital Bank, N.A., a national banking association (hereinafter referred to as "Payee"), the principal sum of Four Hundred Forty-Five Thousand Two Hundred Dollars and NO/I0 ($445,200.00) with interest thereon at the rate provided below until paid in full.

1. Purchase Agreement. This Promissory Note (the "Note") is issued pursuant to the terms and conditions of that certain Asset Purchase and Sale Agreement between Maker and Payee entered into as of September 30, 2006 (the "Purchase Agreement").

2. Maturity. Subject to Section II(C) of the Purchase Agreement, the Maker shall repay the entire unpaid principal amount of this Note, together with all interest accrued thereon, on the tenth day following the conclusion of the Final Post-Closing Period (as defined in the Purchase Agreement).

3. Interest on Loan. From the date first written above through September I7, 2008, this Note shall bear no interest on the unpaid principal amount. From and after September I8, 2008 and until the principal amount of this Note is paid in full, the unpaid principal amount of this Note shall bear interest at the rate of five percent (5%) per annum.

4. Payments and Application of Payments. Except as otherwise specifically provided for in the Purchase Agreement, the principal of and interest on this Note shall be payable in immediately available funds in lawful money of the United States of America. All payments on this Note shall be applied, first, to the payment of accrued interest, and then, the balance to principal.

5. Place of Payment. Any and all payments by Maker in respect of the Note shall be at the offices of Texas Capital Bank, N.A., 2100 McKinney Avenue, Suite 900, Dallas, Texas 75201, Attn: Keith Cargill, Executive Vice President, or such other location as Payee may from time to time designate.

6.       Later Effective Date. This Note shall be effective as of November 1,
         2007.

7. Events of Default. Each of the following shall constitute an "Event of Default" under this Note:
         A. Failure to Pay. If the Maker fails to make when due any payment owing to Payee under the terms of the Note.

         B. Voluntary Bankruptcy. If the Maker makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for any receiver or a any trustee of the Maker or any substantial part of the property of the

                  Maker or commences any proceeding relating to the Maker under any reorganization, arrangement, composition, readjustment, liquidation or dissolution law or statute of any jurisdiction, whether in effect now or after this Note is executed.

         C. Involuntary Bankruptcy. If, within sixty (60) days after the filing of a bankruptcy petition or the commencement of any proceeding against the Maker seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, or, if within sixty (60) days, after the appointment, without the consent or acquiescence of the Maker of any trustee, receiver or liquidator of the Maker or all or any substantial part of the properties of the Maker, the appointment shall not have been vacated.

8. Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right under this Note, or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right operate as a waiver thereof. Enforcement by the holder of this Note of any security for the payment thereof shall not constitute an election by holder of remedies so as to preclude the exercise of any other remedy available to it.

9. Governing Law. This Note has been executed and delivered, and is to be performed in the State of Texas, and the laws of such state shall govern the validity, construction, enforcement and interpretation of this Note.

10. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

11. Successors and Assigns. All of the covenants, stipulations, promises and agreements in this Note contained by or on behalf of Maker shall bind its legal representatives, successors and assigns, whether so expressed or not.

12. Notices. All notices or demands required or permitted hereunder shall be in writing, and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, to Maker at 401 Taraval Street, San Francisco, CA 94116.

         IN WITNESS WHEREOF, the undersigned has executed this Note effective as of the day and year first above written.

                                    TRANSNATIONAL FINANCIAL NETWORK, INC.




                                    By: _______________________________________
                                        Joseph Kristul, Chief Executive Officer








                                      F-2